PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular, Dated May 31, 2019

Subject to Completion

TWO HANDS CORPORATION

$10,000,000

200,000,000 SHARES OF COMMON STOCK

$0.05 PER SHARE

We are offering up to two hundred million (200,000,000) shares of our common stock on a “best efforts” basis at a fixed offering price of $0.05 per share for aggregate maximum gross proceeds of ten million dollars ($10,000,000). The minimum purchase requirement per investor is $500 (10,000 shares); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. See “Securities Being Offered” beginning on page 44.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 10 for a discussion of certain risks that you should consider in connection with an investment in our securities.

Our common stock currently trades on the OTC Markets’ OTCQB under the symbol “TWOH” and the closing bid price of our common stock on May 30, 2019 was $0.051. Our common stock currently trades on a sporadic and limited basis. Our Board of Directors used its business judgment in setting a value of $0.05 per share to the Company as consideration for the stock to be issued in this offering. The purchase price per share bears no relationship to our book value or any other measure of our current value or worth.

The proposed sale will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. This offering will terminate upon the earlier to occur of: (i) the sale of all 200,000,000 shares being offered or (ii) 365 days after this offering statement is qualified by the SEC. The Company retains the right to terminate the offering at any time for any reason.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings and there is no minimum offering amount. We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of common stock will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

	Price to Public	Underwriting Discount and Commissions(1)	Proceeds to Issuer(2)	Proceeds to Other Persons
Per share	$0.05	$0.00	$0.05	$0.00
Total Minimum	N/A	N/A	N/A	N/A
Total Maximum	$10,000,000	$0.00	$10,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)	The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, estimated to be $75,000.

 Our executive offices are located at 33 Davies Ave Toronto, Ontario, Canada, M4M 2A9 and our telephone number is (416) 357-0399. The Company’s websites are www.twohandsgroup.com, www.twohandsgone.com, and www.twohandsapp.com the contents of which are not incorporated by reference into this Offering Circular.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SHARES OF COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [●], 2019.

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ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise specified, the information in this Offering Circular is set forth as of the date of this Offering Circular, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this Offering Circular, in connection with the offer contained in this Offering Circular. If any person gives you any information or makes representations in connection with this Offer, do not rely on it as information we have authorized. This Offering Circular is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

 In this Offering Circular, unless the context indicates otherwise, references to “Two Hands,” “Two Hands Corporation,” “TWOH,” the “Company,” “we,” “our,” “us” and similar expressions refer to the activities of and the assets and liabilities of the business and operations of Two Hands Corporation, a Delaware corporation, and its wholly-owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada (“I8 Interactive”).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our ability to successfully develop material revenue streams from our developmental activities, many of which are close to start up and not operating at the present time.

•	Our dependence upon external sources for the financing of our operations.

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our business; and

•	Our ability to promote our business;

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Two Hands Corporation (the “Company”) is both an application development company that strives to create complete solutions and an organic hemp-based CBD cultivator and that strives to offer the highest quality CBD extract derivatives to be exported under Two Hands CBD Lab brand. The Company was incorporated in the state of Delaware on April 3, 2009 and on July 26, 2016, changed its name from Innovative Product Opportunities Inc. to Two Hands Corporation. The operations of the business are carried on by a 100% owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada (“I8 Interactive”).

The Company’s common stock is quoted on the OTC Market’s OTCQB under the symbol “TWOH.” To date, our common stock has traded sporadically.

Applications

In July 2018, we launched our flagship application, TwoHandsApp, available on the internet at www.twohandsapp.com, to ease the worries when it comes to co-parenting after a divorce or separation. Our user fees for the application are $14.96 per month, $119.88 per year or $215.76 per two year period. The application has the following features:

•	Dashboard: A dashboard to see all important information at a glance;
•	Shared Schedule: A shared schedule for keeping track of events and shared visitation;
•	Shared Task Manager: A shared task manager for important tasks;
•	Shared Journal: A shared journal that allows co-parents and others to view events in the child’s life;
•	Expense Log: An expense log to split and share expenses;
•	Messaging: A private messaging module to communicate with others you invite to the application;
•	Photo Library: A photo library that can be shared with others you invite to the application;
•	Time Tracking: Time tracking and reporting of visitation schedules;
•	Secured Storage: Secure storage of Passwords and important information; and
•	GPS: GPS drop off and pick up confirmation through cell phone

Over the course of the next 12 months, we intend to bring the following additional features to market:

•	A platform for family lawyers and mediators;
•	Expanded GEO location services;
•	Expanded messaging services; and
•	Expanded payment system

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In February 2019, we launched, a phone application called “Two Hands Gone” which is available on the Apple App Store or Google Play and allows users to send encrypted messages right from their phone, combining military-grade security, confidentiality and privacy. We currently offer the application for free and have over 300 registered users. We are exploring way to monetize it.

CBD License in Colombia

In January 2019, we entered into an agreement with Plantro Inc. S.A.S., a vertically integrated organic hemp-based CBD license holder located in Madrid, Colombia (“Plantro”), to purchase a 100% interest in Plantro’s license (the “License”) to grow and export cannabis and cannabidiol (“CBD”) derivatives from Colombia in consideration for 10 million (10,000,000) shares of our common stock and a 15% net income royalty fee. The consummation of the Company’s acquisition of Plantro’s license is currently pending the results of the Colombian government’s review of the test plants and is anticipated to be in second quarter of 2019.

Our vision is to produce the highest quality, low cost hemp-based oil as it has unlocked the future of health and wellness and be at the forefront.

We intend to focus on CBD-based derivatives to take advantage of the greater percentage of the cannabis market focused on health and wellness (70% vs. 30 % THC and recreational).  We feel that this limits our downside with a strong focus towards natural products in the health and wellness consumer category. Moreover, CBD crops do not require as precise growing conditions as they essentially are being extracted to produce a raw material compared to being consumed without refinement. CBD is becoming globally accepted and recognized as a “Super Food” and we believe this is going to continue to gain traction, given its usefulness for inflammation, insomnia, migraines, seizures and more. While THC is still seen as a scheduled narcotic and onerous to import/export. We intend to distribute our high grade hemp based oil primarily through Latin America and Australia. Once countries allow for importation we will expand our reach.

We are currently engaged in building out our infrastructure in concert of receiving a final sign off from Colombia’s justice department and ICA (Ministry of Agriculture). At present, we have built out two greenhouses each 5,000 square feet in size, and a GMP Certified Seed Storage and propagation facility, both have now been approved.  We have submitted our test plants for our Agronomist Evaluation Unit which is where a test harvest is grown and the results are evaluated by a laboratory for the government to characterize the seeds in their database making them legal to grow a commercial harvest.  We anticipate being into full harvest by the third quarter of 2019.  Our management understands that CBD is a relatively new market and will face price compression as more farms globally come on line.  In anticipation, our goal is to become industrial in size in short order, while maintaining GAP (good agricultural practices) as well as processing at GMP (good manufacturing practice) or EU GMP standards. We feel this high level care and standard will be a differentiating factor compared to other low price producers allowing us to charge a premium to its competitors globally. If necessary, the Company is looking to augment its cultivation by exploiting the concept of hiring contract farms to plant and cultivate on behalf of the Company in order to further reduce costs and based on supply requirements.

Our strategy is to be an industrial scale white label supplier of CBD distillate (oil) and isolate (powder) through harvests of industrial hemp which will be used as a base ingredient in either joint ventures with established branded products (e.g., water, gummies, honey, shampoo, pet treats, etc.) to create CBD products or selling the products to contract manufactures to utilize.  We will in turn use the profits from these sales to further expand and develop our cultivation site, by adding greenhouses to increase our supply of extractable plant material.

Keys to Success

In today’s global economy, our Company has identified three ways to be and remain competitive:

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1.	Diversify risk by acquiring 100% of a license in Colombia while continuing our legacy application development business.

2.	Employ qualified experts to assist in the acquisition and cultivation of our local assets.

3.	Engage in lower cost cultivation, utilizing ideal growing conditions with a minimal monthly operation cost to production ratio.

Properties

Pursuant to our agreement with Plantro, we will lease approximately 24 acres (10 hectares) located in the center of Bogota Savannah in Madrid, Colombia described in this Offering Circular under “Description of Business.”

Our executive offices are located at 33 Davies Ave, Toronto, Ontario, Canada M4M 2A9 and our telephone number is (416) 357-0399. The Company’s websites are www.twohandsgroup.com, www.twohandsgone.com, and www.twohandsapp.com the contents of which are not incorporated by reference into this Offering Circular.

Trading Market

Our common stock trades on the OTCQB Market under the symbol “TWOH.” The Company’s securities have not recently been delisted by any securities exchange.

Penny Stock Rules

We are subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We will be subject to the SEC’s penny stock rules.

Since our common stock may be deemed to be a penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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OFFERING SUMMARY

Issuer:	Two Hands Corporation, a Delaware corporation
Securities Offered:	Up to 200 million (200,000,000) shares of common stock, par value $0.0001 per share (the “Shares”), on a “best effort offering” basis by the officers and directors of the Company.
Offering Price:	$0.05 per Share
Minimum Purchase:	$500 (10,000 Shares) although the Company reserves the right to accept subscriptions for lesser amounts.
Capitalization:

Common Stock, par value $0.0001 per share

•         3 billion (3,000,000,000) authorized, 161,199,289 issued and outstanding as of the date this Offering Circular [1] .

Preferred Stock, par value $0.001 per share

•         1 million (1,000,000) “blank check” authorized

•         200,000 Series A Convertible Preferred Stock designated, none outstanding

Number of Shares Outstanding After the Offering:	361,199,289 shares of common stock, assuming all of the Shares being offered are sold[2].
Placement Agent:	None
Trading Market:	OTCQB: TWOH
Use of Proceeds:

If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses of $75,000) will be $9,925,000. We intend use these net proceeds for acquisitions and working capital and other general corporate purposes. See “Use of Proceeds.”

Dividends:

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

_________________________________

[1] Does not include (i) 30,000,000 shares of common stock owed to Nadav Elituv as of January 1, 2019 pursuant to his Employment Agreement, dated September 10, 2018, with the Company; (ii) 10,000,000 shares of common stock issuable upon the consummation of our January 2019 license agreement with Plantro Inc. S.A.S.; (iii) 1,000,000 shares of common stock issuable upon the exercise of a Warrant for $0.20 per share exercisable from March 1, 2019 to March 1, 2021; (iv) 567 shares of common stock issuable under the Company’s 2015 Stock Option Plan and (v) shares of common stock issuable upon conversion of outstanding promissory notes.

[2] See footnote 1.

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Risk Factors:

Investing in our common stock involves a high degree of risk, including, but not limited to:

•         Speculative nature of our business;

•         Competition;

•         Our ability to continue as a going concern;

•         Our need for more capital;

•         Immediate and substantial dilution; and

•         Limited market for our common stock.

Investors are advised to read and pay careful attention to the section on Risk Factors starting on page 10 of this Offering Circular.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our common stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to our Business

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

As of March 31, 2019, we had cash of $158,539 and total liabilities of $1,362,572. During the three months ended March 31, 2019, the Company incurred a net loss of $1,638,972 and used cash in operating activities of $109,335, and at March 31, 2019, had a stockholders’ deficit of $926,022. We are currently funding our initial operations by way of loans from our Chief Executive Officer and others and through the issuance of common stock in exchange for services. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The Company’s independent registered public accounting firm, in their report on the Company’s financial statements for the year ending December 31, 2018, expressed substantial doubt about the Company’s ability to continue as a going concern.

If we are unable to raise enough capital in this offering or obtain additional financing, we may not be able to fulfill our business plan.

At March 31, 2019, we only had $158,539 cash on hand. To date, we have funded our operations by way of cash advances from our Chief Executive Officer, noteholders, stockholders and others on a “as-needed” basis. As such, our operating capital is currently limited to the personal resources of our Chief Executive Officer, noteholders, stockholders and others. If we unsuccessful at achieving a sufficient amount of net proceeds from this offering, we will continue to rely on loans from our Chief Executive Officer, noteholders, stockholders and others although they are under no obligation to loan any money to us. We may also raise capital in the future by relying on loans from third party lending sources. However, we believe it will be difficult to secure capital in the future because we have no assets to secure debt and there is currently no active trading market for our securities. Our inability to obtain financing or generate sufficient cash from operations could require us to reduce or eliminate expenditures for developing products and services, or otherwise curtail or discontinue our operations, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If we raise additional funds through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of our common stock and the terms of such debt could impose restrictions on our operations.

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Because our principal executive officer, Nadav Elituv, currently devotes only a limited amount of his time to our operations, our business could fail if he is unable or unwilling to devote a sufficient amount of time to our business.

The responsibility of developing our core business, securing the financing necessary to fully execute our business plan and fulfilling the reporting requirements of a public company all fall upon our principal executive officer, Mr. Nadav Elituv. Mr. Elituv presently dedicates approximately 75% of his professional time to Company, or 30 hours per week. In the event Mr. Elituv is unable or unwilling to fulfill any aspect of his duties, we may experience a shortfall or complete lack of revenue resulting in little or no profits and the eventual closure of our business, whereby you may lose your entire investment. The loss of Mr. Elituv would have a material adverse effect on our business.

We may fail to attract, train and retain skilled and qualified employees, which could impair our ability to generate revenue, effectively service our clients and execute our growth strategy.

Our business depends in large part upon our ability to attract and retain sufficient numbers of highly qualified individuals. We compete for such qualified personnel with other companies and such competition is intense. Personnel with the requisites skills and qualifications may be in short supply or generally unavailable. If we are unable to recruit and retain a sufficient number of qualified employees, our ability to maintain and grow our business and to effectively service our clients could be limited and our future revenue and results of operations could be materially and adversely affected. Furthermore, to the extent that we are unable to make necessary permanent hires to appropriately service our clients, we could be required to engage larger numbers of contracted personnel, which could reduce our profit margins.

If we fail to successfully manage our new product development or if we fail to anticipate the issues associated with such development or expansion, our business may suffer.

We have only developed two applications. Our ability to anticipate and manage a variety of issues associated with any new product development or market expansion, such as:

•	market acceptance;

•	effective management of our applications and other products

Our business would suffer if we fail to successfully anticipate and manage these issues associated with product development publishing and you may lose all or part of your investment.

If we cannot attract customers we will not generate revenues and our business will fail.

As of the date of this Offering Circular, we have not generated any profit. All of our 2018 revenue was derived from brand awareness services we provided for one customer’s products pursuant to an agreement that ended in November 2018. Going forward, we intend to generate revenues from our apps and if approved by the Colombian government, our cannabis license. We may not be able to successfully attract or maintain customers, resulting in our business failing. If our business fails, you will lose all or part of your investment.

We may encounter difficulties managing our planned growth, which would adversely affect our business and could result in increasing costs as well as a decrease in our stock price.

We intend to establish a customer base and develop new products for them. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base to meet new opportunities. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we cannot effectively manage our growth, our business may be harmed.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

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We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Material weaknesses in our internal control over financial reporting may adversely affect our Common Stock.

As an SEC reporting company, we are subject to the reporting requirements of the Exchange Act and governance requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective disclosure controls and procedures and internal controls and procedures for financial reporting. Section 404 of the Sarbanes-Oxley Act requires that we include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business and results of operations.

Our success depends to a significant degree on our ability to protect our proprietary technology, methodologies, know-how and our brand. We will rely on a combination of contractual restrictions, and other intellectual property laws and confidentiality procedures to establish and protect our proprietary rights. However, the steps we will take to protect our intellectual property may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology and our business may be harmed. In addition, defending our intellectual property rights might entail significant expense. We may be unable to prevent third parties from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

As we grow our business, our plan is to enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with other parties. No assurance can be given that these agreements will be effective in controlling access to and distribution of our proprietary information. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our products, impair the functionality of our products, delay introductions of new products, result in our substituting inferior or more costly technologies into our products, or injure our reputation.

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We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in the software industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement of proprietary rights, particularly patent rights, we face a higher risk of being the subject of intellectual property infringement claims. We do not currently have a patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third party that claims that our solution infringes its rights, the litigation could be expensive and could divert our management resources. As of the date of this offering circular, we have not received any written notice of an infringement claim, invitation to license, or other intellectual property infringement action.

Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

●	Cease selling or using products that incorporate the intellectual property that we allegedly infringe;
●	Make substantial payments for legal fees, settlement payments or other costs or damages;
●	Obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or
●	Redesign the allegedly infringing products to avoid infringement, which could be costly, time-consuming or impossible.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Our failure to protect personal information adequately could have an adverse effect on our business.

A wide variety of provincial, state, national, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data. These data protection and privacy-related laws and regulations are evolving and being tested in courts and may result in ever-increasing regulatory and public scrutiny as well as escalating levels of enforcement and sanctions. Any actual or perceived loss, improper retention or misuse of certain information or alleged violations of laws and regulations relating to privacy, data protection and data security, and any relevant claims, could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing customers and prospective customers), any of which could have an adverse effect on our operations, financial performance, and business. Evolving and changing definitions of personal data and personal information, within the European Union, the United States, and elsewhere, especially relating to classification of IP addresses, machine identification, location data, and other information, may limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. Any perception of privacy or security concerns or an inability to comply with applicable laws, regulations, policies, industry standards, contractual obligations or other legal obligations, even if unfounded, may result in additional cost and liability to us, harm our reputation and inhibit adoption of our products by current and future customers, and adversely affect our business, financial condition, and operating results.

We have implemented and maintain security measures intended to protect personally identifiable information. However, our security measures remain vulnerable to various threats posed by hackers and criminals. If our security measures are overcome and any personally identifiable information that we collect or store becomes subject to unauthorized access, we may be required to comply with costly and burdensome breach notification obligations. We may also be subject to investigations, enforcement actions and private lawsuits. In addition, any data security incident is likely to generate negative publicity and have a negative effect on our business.

Catastrophic events, or man-made problems such as terrorism, may disrupt our business.

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A significant natural disaster, such as an earthquake, fire, flood, or significant power outage could have an adverse impact on our business, results of operations, and financial condition. Many of our largest clients are headquartered in New York City, a region known for terrorist activity. In the event our or our channel provider’s abilities are hindered by any of the events discussed above, sales could be delayed, resulting in missed financial targets, such as revenue, for a particular quarter. In addition, acts of terrorism and other geo-political unrest could cause disruptions in our business or the business of our channel partners, customers or the economy as a whole. Any disruption in the business of our channel partners or customers that affects sales at the end of a fiscal quarter could have a significant adverse impact on our future quarterly results. All of the aforementioned risks may be further increased if the disaster recovery plans for us and our suppliers prove to be inadequate. To the extent that any of the above should result in delays or cancellations of customer orders, or the delay in the deployment of our products and services, our business, financial condition, and results of operations would be adversely affected.

Our Certificate of Incorporation and Bylaws and certain provisions of Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Certificate of Incorporation and Bylaws and certain provisions of Delaware State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company, even when these attempts may be in the best interests of our stockholders. For example, we are governed by Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, fifteen percent (15%) or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided n Section 174 of the Delaware General Corporation Law; or
•	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our corporate bylaws (“Bylaws”) provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these Bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

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CBD/Hemp Extract Risk Factors

Our purchase of Plantro’s cannabis license may not be approved.

In January 2019, we entered into an agreement with Plantro Inc. S.A.S., a vertically integrated organic hemp-based CBD license holder located in Madrid, Colombia (“Plantro”), to purchase a 100% interest in Plantro’s license (the “License”) to grow and export cannabis and cannabidiol (“CBD”) derivatives from Colombia in consideration for 10 million (10,000,000) shares of our common stock and a 15% net income royalty fee. The consummation of the Company’s acquisition of Plantro’s license is currently pending the results of the Colombian government’s review of the test plants and is anticipated to be in second quarter of 2019. In the event the Colombian government does not.

Our CBD initiative is in its early stages and may not materialize or develop as planned due to business and regulatory factors.

Our CBD line of business is in its early stages, and my not materialize or develop as planned due a myriad of business and regulatory factors. For example, many companies are entering the CBD space and competition for market share and acceptance of new products we will be significant. Many details concerning our planned launch remain under development and the pilot test may not be as successful as planned.

Negative press from having a hemp or cannabis-related line of business could have a material adverse effect on our business, financial condition, and results of operations.

There is a misconception that hemp and marijuana, which both belong to the cannabis family, are the same thing, but industrial hemp is roughly defined as a cannabis plant with not more than 0.3 percent THC content on a dry-weight basis. Any hemp oil or hemp derivative we use will comport with this definition of less than 0.3% THC. Despite this, we may still receive negative attention from the press, business clients, or partners, grounded in these broad misconceptions, and this in turn can materially adversely affect our business.

Possible yet unanticipated changes in federal law could cause our products which include cannabis/industrial hemp CBD extracts to be illegal, or could otherwise prohibit, limit or restrict our business and products, forcing us to abandon our business activities or reduce our financial prospects.

The move toward ending hemp prohibition and the re-emergence of a hemp economy began with the 2014 Farm Bill, which provided states with opportunities to create pilot programs for hemp research. The Agricultural Improvement Act of 2018 (“2018 Bill”) was signed into law at the end of December 2018 and expands on the 2014 Farm Bill. The 2018 Bill removes “hemp” from the definition of “Marijuana” in the Controlled Substances Act, decriminalizes the plant and its components, and as a result, transfers oversight of the cultivation and sale of the crop from the Drug Enforcement Administration to the Department of Agriculture. The net result of the 2018 Bill’s passage is that farmers and entrepreneurs gain several significant benefits, in addition to ending the uncertainty of criminal exposure for growing, processing or selling hemp:

●	Federal licensing for farmers wishing to grow hemp in states that don’t have a pilot program
●	Clarification that interstate commerce in hemp is permitted
●	Placing oversight of hemp with the USDA
●	Including hemp in the Federal Crop Insurance Act.

These provisions will go a long way toward helping the industry by clarifying existing gray areas of law, creating certainty around transport and interstate sale, and normalizing hemp as an industrial crop. However, there can be no assurance that Federal laws ending hemp prohibition will not be modified or repealed. In the event of either repeal of Federal regulations, or of amendments thereto which are averse to our business and products, we may be required to cease operations or restrict or limit our products or the distribution thereof, which could be expected to have adverse consequences to our business, operations, revenues and profitability, in which event you may lose your entire investment.

Sources of our key ingredient, CBD extracts from cannabis/industrial hemp plants depend upon legality of cultivation, processing, marketing and sales of products derived from those plants.

Our key ingredient is CBD extracts derived from cannabis/industrial hemp plants. CBD may be legally produced in states which have laws and regulations that qualify under 7 US Code §5940 for implementation of “agricultural pilot programs to study the growth, cultivation or marketing of industrial hemp”, apart from state laws legalizing and regulating medical and recreational cannabis or marijuana which remains illegal under federal law. In addition, federal licensing for farmers wishing to grow hemp in states that don’t have a pilot program is now available as a result of the 2018 Bill. Currently, we intend to utilize our purchased license to grow and manufacture CBD products in Colombia. However, if we were required to find new sources of raw ingredients and were unsuccessful in arranging any new sources of supply of our raw ingredients, or if our raw ingredients were to become legally unavailable, our business and operations could be limited, restricted or entirely prohibited, which could be expected to have adverse consequences to our business, operations, revenues and profitability, in which event you may lose your entire investment.

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We may have difficulty accessing the service of banks which may make it difficult for us to operate.

Many banks have not historically accepted deposits from and credit card processors will not clear transactions for businesses involved with the broadly defined cannabis industry, notwithstanding the legality of cannabis/industrial hemp derived products. While the 2018 Bill is expected to alleviate this hindrance, we may still have difficulty finding a bank and credit card processor willing to accept our business. The inability to open or maintain bank accounts or accept credit card payments from customers could be expected to cause us difficulty processing transactions in the ordinary course of business, including paying suppliers, employees and landlords, which could have a significant negative effect on our operations and your investment in our common stock.

Risks Related to this Offering and Our Common Stock

There is no minimum offering.

We do not have a minimum offering and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

You will incur immediate and substantial dilution as a result of this Offering.

After giving effect to the sale by us of 200,000,000 shares offered in this Offering at the public offering price of $0.05 per Share, and after estimated offering expenses payable by us, if we sell 25% of the shares in this Offering, investors in this Offering will suffer immediate and substantial dilution of $0.023 per share in the net tangible book value of the common stock they purchased in this Offering. Investors will experience more dilution in the net book value per share the less we sell. See “Dilution” on page 20 for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this Offering.

Management will have broad discretion as to the use of the proceeds from this Offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Certificate of Incorporation authorizes the Board of Directors to issue up to 3 billion shares of common stock and up to 1 million shares of “blank check” preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment, and the new securities may have rights, preferences and privileges senior to those of our common stock.

Substantial sales of our stock may impact the market price of our common stock.

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Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

Our common stock is thinly traded, and investors may be unable to sell some or all of their shares at the price they would like, or at all, and sales of large blocks of shares may depress the price of our common stock.

Our common stock has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing shares of our common stock at prevailing prices at any given time may be relatively small or nonexistent. As a consequence, there may be periods of several days or more when trading activity in shares of our common stock is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. This could lead to wide fluctuations in our share price. Investors may be unable to sell their common stock at or above their purchase price, which may result in substantial losses. Also, as a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of shares of our common stock in either direction. The price of shares of our common stock could, for example, decline precipitously in the event a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price.

Resales of our common stock in the public market during this Offering by our stockholders may cause the market price of our common stock to fall.

This issuance of shares of common stock in this Offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our stockholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell such shares.

“Penny stock” rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our shares.

Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

The Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock.

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In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our Common Stock and have an adverse effect on the market for shares of our Common Stock.

If we fail to remain current on our reporting requirements, we could be removed from quotation on the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB, such as us, must be reporting issuers with the SEC and must be current in their reports in order to maintain price quotation privileges on the OTCQB tier of the electronic quotation system operated by OTC Markets, Inc. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our control stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

Our control stockholders currently own or control approximately 51.51% of the voting power of the Company. As a result of this ownership, they possess and can continue to possess significant influence over our Board of Directors and corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. In the event we do not sell a sufficient amount of Shares in this Offering, they will continue to own a significant portion of our outstanding common stock and may have significant influence on our Company.

We will not have reporting obligations under Sections 13 or 15 of the Securities Exchange Act of 1934.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future, provided that, we will register our common stock as required under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2,000 persons; or (ii) 500 stockholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any stockholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a class of equity securities registered under the Exchange Act to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common stock and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our executive officers, directors, and 10% beneficial holders will only be available through this (and any subsequent) offering statement, and periodic reports we file there under.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from stockholders without furnishing to stockholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common stock is not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

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The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on stockholders tendering a fixed number of their shares.

As an issuer not required to make reports to the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, as amended, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. There can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our stockholders.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our common stock could be negatively affected.

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DILUTION

If you purchase Shares in this Offering, your ownership interest in our common stock will be diluted immediately, to the extent of the difference between the price to the public charged for each Share in this Offering and the net tangible book value per share of our common stock after this Offering.

Our historical net tangible book value as of March 31, 2019 was $(0.005) per then-outstanding share of our common stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our common stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $75,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.05	$0.05	$0.05	$0.05
Shares issued	200,000,000	150,000,000	100,000,000	50,000,000
Capital raised	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Less: estimated offering costs	($75,000)	($75,000)	($75,000)	($75,000)
Net offering proceeds	$9,925,000	$7,425,000	$4,925,000	$2,425,000
Historical net tangible book value pre-offering (1)	($926,022)	($926,022)	($926,022)	($926,022)
Pro-forma net tangible book value post-offering (2)	$8,998,978	$6,498,978	$3,998,978	$1,498,978

Shares issued and outstanding pre-offering and assuming full conversion (3)	181,881,883	181,881,883	181,881,883	181,881,883
Pro-forma post-offering shares issued and outstanding	381,881,883	331,881,883	281,881,883	231,881,883

Historical net tangible book value per share as of March 31, 2019	($0.005)	($0.005)	($0.005)	($0.005)

Increase in net tangible book value per share attributable to new investors in this offering (4)	$0.029	$0.025	$0.019	$0.011

Net tangible book value per share, after this offering	$0.024	$0.020	$0.014	$0.006

Dilution per share to new investors	($0.026)	($0.030)	($0.036)	($0.044)

(1) Historical net tangible book value pre-offering is based on the net tangible equity of the Company as of March 31, 2019. This consists of the total assets of the Company less liabilities.
(2) Pro-forma net tangible book value post-offering equity is the Company's net book value plus expect net offering proceeds.
(3) Comprises 161,199,289 shares outstanding at March 31, 2019 plus issue of 20,682,594 shares to be issued due under the employment agreement with the CEO at March 31, 2019.
(4) After deducting estimated offering expenses of $75,000. The Company believes that the amount of sales effort and the expense involved will vary according to the amount we can raise because the Company is dependent on its President to raise funds. The President intends to rely heavily on advertising, social media, email campaigns, and other such avenues of communication. Spending more on these items should increase the results of these communications.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

This Offering is being made on a “best efforts,” self-underwritten basis without the use of an exclusive placement agent. As there is no minimum number of Shares we have to sell in this Offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no present plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. In offering the Shares on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Exchange Act. The Offering will be conducted primarily by the Company’s President, Mr. Nadav Elituv. Mr. Elituv meets the requirements of Rule 3a4-1 because he is not subject to a statutory disqualification, as defined in Section 3(a)(39) of the Exchange Act, he will not be compensated in connection with the sale of the issuer’s securities by the payment of commissions, bonus, or other remuneration based either directly or indirectly on transactions in securities. He is not an associated person of a broker or dealer. Further, his sales duties are limited in frequency and proportion. He is serving and will serve as President of the Company and will be selling securities only in connection with this Offering. Mr. Elituv also intends to rely heavily on advertising, social media, email campaigns, and other such avenues of communication and to identify and contact prospective purchasers by such means.

Exchange Listing

Our common stock is traded on OTCQB under the symbol “TWOH.”

Pricing of the Offering

Prior to the Offering, there has been a limited public market for our common stock. The $0.05 Offering Price was arbitrarily determined by us. The principal factors considered in determining the Offering Price include:

• the information set forth in this Offering Circular and otherwise available;

• our history and prospects and the history of and prospects for the industry in which we compete;

• our past and present financial performance;

• our prospects for future earnings and the present state of our development;

• the general condition of the securities markets at the time of this Offering;

• the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

• other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the date the Offering Statement of which this Offering Circular is a part is qualified by the SEC (the “Qualification Date”) and will terminate upon the earlier of (i) the anniversary of the Qualification Date; (ii) when all of the Shares are sold; (iii) we terminate this Offering. The Company will offer and sell all of the Shares in the Offering at the price of $0.05 per Share for the duration of the Offering.

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Selling Securityholders

There are no selling securityholders in this Offering.

Procedures for Subscribing

If you decide to subscribe for Shares in this Offering, you should:

Go to www.twohandsgroup.com click on the "Invest Now" button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by credit card, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our common stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Company, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Shares in this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Shares by the Company.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our common stock in any jurisdiction where action for that purpose is required. Our common stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other Offering material or advertisements in connection with the offer and sale of shares of our common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our common stock in any jurisdiction in which such an offer or solicitation would be unlawful.

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USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $10,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $9,925,000 after the payment of offering costs of $75,000 including printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

We intend to use the net proceeds in the event 25%, 50%, 75% and 100% of the Shares being offered in this Offering are sold as indicated below:

If 25% of the Shares offered (net proceeds of $2,425,000) are sold:

Item	Amount	Percentage
Acquisition of cultivation assets	$1,455,000	60%
Development	$485,000	20%
Legal	$121,250	5%
Operations	$121,250	5%
Working Capital	$121,250	5%
Consulting	$60,625	2.5%
Salaries	$60,625	2.5%
Total	$2,425,000.00	100.00%

If 50% of the Shares offered (net proceeds of $4,925,000) sold:

Item	Amount	Percentage
Acquisition of cultivation assets	$2,955,000	60%
Development	$985,000	20%
Legal	$246,250	5%
Operation	$246,250	5%
Working Capital	$246,250	5%
Consulting	$123,125	2.5%
Salaries	$123,125	2.5%
Total	$4,925,000.00	100.00%

If 75% of the Shares offered (net proceeds of $7,425,000) are sold:

Item	Amount	Percentage
Acquisition of cultivation assets	$4,455,000	60%
Development	$1,485,000	20%
Legal	$371,250	5%
Operations	$371,250	5%
Working Capital	$371,250	5%
Consulting	$185,625	2.5%
Salaries	$185,625	2.5%
Total	$7,425,000.00	100.00%

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If 100% of the Shares offered (net proceeds of $9,925,000) are sold:

Item	Amount	Percentage
Acquisition of cultivation assets	$5,955,000	60%
Development	$1,985,000	20%
Legal	$496,250	5%
Operations	$496,250	5%
Working Capital	$496,250	5%
Consulting	$248,125	2.5%
Salaries	$248,125	2.5%
Total	$9,925,000.00	100.00%

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Shares offered for sale in this Offering, we would expect to use the net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by the implementation of our business plan, leaving us with the working capital reserve indicated.

In the event we do not sell all of the Shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DESCRIPTION OF BUSINESS

Historical Development

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) was incorporated on April 3, 2009 in the State of Delaware.

Our Business

The Company’s common stock is quoted on the OTC Market’s OTCQB under the symbol “TWOH.”

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) (the “Company”) was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31.

We are in the business of building brand awareness campaigns for clients and their products. The Company provides assistance in building brand awareness for the products it sells through its internet website, out-of-home, mobile, online and other media outlets as required. Additionally, the Company develops the creative media to support the client’s media buys. The Company also assists clients in developing and assisting in matters of developing brand strategies and discussions pertaining thereof. The Company executes and/or oversee the research, planning, pricing, creative development, tracking and deployment of all online and out-of-home advertising projects needed to promote client products and services.

Over the past few years we have leveraged our relationship with our product development team of programmers and designers to implement our vision for building a state of the art co-parenting application.

The Two Hands Application launched on July 25, 2018.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

The operations of the business are carried on by a 100% owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada.

Research and Development

We incurred research and development costs of $361,200 during the fiscal year ended December 31, 2018 for the development of the Two Hands gone application, a new encrypted messaging app which was launched on February 20, 2019. We did not incur any research and development costs during the fiscal year ended December 31, 2017.

Customers

We intend to market our services via trade and industry publications as well as internet marketing efforts. Many products developed are new and innovative that requires public recognition to realize potential. Where possible we plan to merge our efforts for both design and publishing to maximize our opportunities.

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Competition

We compete with other software developers and systems integrators who offer one or more services competitive with the service we intend to sell. The co-parenting application technology is competitive, characterized by the frequent introduction of new products and includes numerous domestic and foreign competitors, some of which are substantially larger and have greater financial and other resources than we do. We compete principally on the basis of offering quality products. Our competition includes:

  2Houses
  Our Family Wizard
  Coparently
  Custody X Change
  Custody Junction

Product Development

The Two Hands co-parenting Application launched on July 25, 2018.  We have continued to work on building a mobile version in addition to our responsive web application of our co-operating platform and expect to launch that in the summer of 2019.  We recently launched our Two Hands Gone Application, an encrypted private messaging application that can be downloaded from either the apple app store or Google play store.  We are continuing to develop both applications adding new features and capabilities.

Applications Development

We are a custom application development company that strives to create complete solutions. Our ultimate goal is to provide quality products that are innovative and meet and exceed the needs of our customers.

In July 2018, we launched our flagship application, TwoHandsApp, to ease the worries when it comes to co-parenting after a divorce or separation. Our user fees for the application are $14.96 per month, $119.88 per year or $215.76 per two year period. The application has the following features:

•	Dashboard: A dashboard to see all important information at a glance;
•	Shared Schedule: A shared schedule for keeping track of events and shared visitation;
•	Shared Task Manager: A shared task manager for important tasks;
•	Shared Journal: A shared journal that allows co-parents and others to view events in the child’s life;
•	Expense Log: An expense log to split and share expenses;
•	Messaging: A private messaging module to communicate with others you invite to the application;
•	Photo Library: A photo library that can be shared with others you invite to the application;
•	Time Tracking: Time tracking and reporting of visitation schedules;
•	Secured Storage: Secure storage of Passwords and important information; and
•	GPS: GPS drop off and pick up confirmation through cell phone

Over the course of the next 12 months, the Company intends to bring the following additional features to market:

•	A platform for family lawyers and mediators;
•	Expanded GEO location services;
•	Expanded messaging services; and
•	Expanded payment system

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In February 2019, we launched, a phone application called “Two Hands Gone” which is available on the Apple App Store or Google Play and allows users to send encrypted messages right from their phone, combining military-grade security, confidentiality and privacy. We currently offer the application for free and have over 300 registered users. We are exploring way to monetize it.

Manufacturing and Product Sourcing

Most supplies used in the manufacturing process are readily available from any number of local and international suppliers, at competitive prices. Delivery of product will vary depending on source and quantity required.

Colombian Cannabis License

On January 17, 2019, the Company entered into an agreement to purchase a 100% interest in the Colombian License held by Plantro Inc. S.A.S. The transaction is subject to the Company’s satisfaction that it can acquire the license free and clear of all encumbrances, completion of due diligence, receipt of any third-party consents and there being no material adverse change in the License. The Company has agreed to issue ten million (10,000,000) restricted shares of its common stock and pay a royalty of 15% of net income, calculated in accordance with US GAAP, earned from the License to Plantro Inc. S.A.S. The consummation of the Company’s acquisition of Plantro’s license is currently pending the results of the Colombian government’s review of the test plants and is anticipated to be in second quarter of 2019.

Our Cannabis Strategy

Our vision is to produce the highest quality, low cost hemp-based oil as it has unlocked the future of health and wellness and be at the forefront.

We intend to focus on CBD-based derivatives to take advantage of the greater percentage of the cannabis market focused on health and wellness (70% vs. 30 % THC and recreational).  We feel that this limits our downside with a strong focus towards natural products in the health and wellness consumer category. Moreover, CBD crops do not require as precise growing conditions as they essentially are being extracted to produce a raw material compared to being consumed without refinement. CBD is becoming globally accepted and recognized as a “Super Food” and we believe this is going to continue to gain traction, given its usefulness for inflammation, insomnia, migraines, seizures and more. While THC is still seen as a scheduled narcotic and onerous to import/export. We intend to distribute our high-grade hemp-based oil primarily through Latin America and Australia. Once countries allow for importation we will expand our reach.

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Our strategy is to be an industrial scale white label supplier of CBD distillate (oil) and isolate (powder) through harvests of industrial hemp which will be used as a base ingredient in either joint ventures with established branded products (e.g., water, gummies, honey, shampoo, pet treats, etc.) to create CBD products or selling the products to contract manufactures to utilize.  We will in turn use the profits from these sales to further expand and develop our cultivation site, by adding greenhouses to increase our supply of extractable plant material.

U.S. Government Regulations

On December 12, 2018, Congress passed the 2018 Farm Bill (the “Agriculture Improvement Act of 2018” or the “Bill”), which includes provisions that exempt Cannabis plants with lower than 0.3% THC content (also called “Hemp”) from the Controlled Substances Act (CSA). Once signed into law, the Farm Bill effectively legalizes the production, commercialization, and interstate shipment and sale of hemp and hemp-derived products like cannabidiol or “CBD”. Each state (including Indian Tribes and U.S. Territories) will eventually be able to regulate hemp production like any other agricultural commodity, as long as the U.S. Department of Agriculture (USDA) approves its plan to monitor and regulate the plant’s production.

Hemp production and sale in a U.S. state will not be lawful until a U.S. state receives approval from the USDA of its plan to regulate hemp. To be approved, a state’s plan must establish (i) a mechanism for tracking and maintaining information regarding land where hemp is produced in the state; (ii) a procedure for testing THC content; (iii) a procedure for disposing of plants and products produced in violation of the Bill; (iv) enforcement procedures for complying with the Bill; (v) a procedure for conducting random, annual inspections of hemp producers within the state; (vi) a procedure for submitting required information to the USDA; and (vii) certification that the state has the resources and personnel to carry out the plan. Once submitted, the Department will have 60 days to approve or deny the state’s plan. If the state’s plan complies with all of the requirements listed, the USDA must approve the plan. If not, the state may amend its plan to comply with the requirements, or it will be unlawful to produce hemp in that state.

The USDA will develop a plan to issue licenses to hemp producers in states with approved plans—licenses will be required in order to lawfully produce and sell hemp and its derivatives. The Bill also provides a mechanism by which licensed hemp producers who grow cannabis plants that exceed the THC limitation of 0.3% can submit a plan to correct the violation, rather than being charged with a crime or losing their license.

Licenses and Regulatory Framework in Colombia

In 2016, Colombia’s Congress adopted Law 1787 with the purpose of creating a regulatory framework allowing the safe and informed access to medical and scientific use of cannabis and its derivatives within the Colombian territory. Law 1787 granted authority to the Colombian Government to control and regulate the activities of cultivation, processing, fabrication, acquisition, import, export, transport and commercialization of cannabis and its derivatives for medicinal and scientific purposes. Law 1787 amended articles 375, 376 and 377 of the Colombian Criminal Code to remove sanctions against the medical and scientific use of cannabis used under a license duly granted by the relevant authorities according to Colombian laws. This amendment was required given that the Colombian Criminal Code expressly provided a general prohibition to the cultivation, conservation or financing of marijuana plantations among other related activities. Based on Law 1787 of 2016, the Colombian Government-issued Decree 613 of 2017, whereby it defined the different types of licenses that may be granted in respect of permissible activities related to medical cannabis including: (i) cultivation of psychoactive cannabis plants, (ii) cultivation of non-psychoactive cannabis plants, (iii) use of seeds for planting and (iv) manufacturing of cannabis derivatives. Decree 613 also sets out the requirements and criteria for the assignment of quotas for cultivation of psychoactive cannabis plants and manufacturing of cannabis derivatives in favor of holders of licenses and other related activities including the main obligations to be complied with by the licensees.

The administration of the law and its related regulations is overseen by several governmental bodies including the Ministry of Health and Social Protection (the “Colombia Ministry of Health”), the Ministry of Justice and Law (the “Colombia Ministry of Justice”), and the National Narcotics Fund. The Colombia Ministry of Health is the entity responsible for granting licenses for the production of cannabis derivatives, while the Colombia Ministry of Justice is the entity responsible for granting licenses for the use of seeds for planting, cultivation of psychoactive cannabis plants, and cultivation of non-psychoactive cannabis plants. In addition, the Colombian Agricultural Institute (“ICA”) is the entity regulating the registration, protection and use of cannabis seeds, and the National Institute for Medicines and Food Overseeing (“Invima”) is the entity overseeing the production of medicines for human consumption.

The Colombia Ministry of Justice established three resolutions, namely:

(i)	Resolution No. 577 of 2017 setting forth the rules for the supervision and monitoring of the licenses for the (a) sowing of cannabis seeds; (b) cultivation of psychoactive cannabis plants; and (c) cultivation of non-psychoactive cannabis plants. Resolution 577 also regulates the basis upon which a license may be amended, the security protocol in harvest areas, and the production and manufacturing quotas;

(ii)	Resolution No. 578 of 2017, setting the tariffs applicable to the different processes concerning the cannabis licenses, such as applications, modifications, extraordinary authorizations, and allocation of additional production and manufacturing quotas. These tariffs were updated by the Colombia Ministry of Justice by regulations dated January 2, 2019; and

(iii)	Resolution No. 579 of 2017, defining that small and medium licensed growers are those who grow or cultivate cannabis in an area of 0.5 hectares or less. In an effort to ensure the sustainability of small-scale growers, holders of cannabis derivative production licenses, except in the research modality, are required to process at least 10% of their assigned annual cannabis quota from a small or medium licensed grower.

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In addition, the Colombia Ministry of Health issued Resolution No. 2891 of 2017 and Resolution No. 2892 of 2017. Resolution No. 2891 establishes the tariff manual for evaluation, monitoring and control applicable to licenses for the manufacture of cannabis derivatives for medicinal and scientific use. Resolution No. 2892 sets out technical regulations for the granting of the license to manufacture cannabis by-products, including additional obligations of the licensee, grounds for modification of the license, and rules related to the production and manufacturing quotas.

The first licenses were issued in Colombia in 2016 (under the prior applicable legal regime set forth in Decree 2467 of 2015). As of November 22, 2018, 170 licenses have been issued by the Colombia Ministry of Justice for the cultivation of psychoactive and non-psychoactive plants, as well as for the use of seeds. As of January 28, 2019, 84 licenses have been issued by the Colombia Ministry of Health for the manufacturing of cannabis derivatives. Colombia’s Congress has not indicated any intention of considering the legalization of adult-use cannabis at this time.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

As of April 1, 2019, we had one employee, Nadav Elituv, the Chief Executive Officer and Board member of the Company. We believe that our relations with our employee is good. All other services to the Company are provided by contractors who are primarily paid with stock-based compensation. Personnel will be added on an as-needed basis and based on available funds.

DESCRIPTION OF PROPERTY

Our executive offices are located at 33 Davies Ave, Toronto, Ontario, Canada M4M 2A9. We are provided this office space free of charge by our Chief Executive Officer.

Upon our purchase of the Lease from Plantro, Plantro will assign that certain lease agreement, dated October 16, 2018, to us for 100,000 square meters (approximately 24.7 acres or 10 hectares) located in the center of Bogota Savannah in Madrid, Colombia. Our sublease will begin once we start growing hemp and will be a month-to-month lease for a rent $2,500 per month for the first 12 months and increased each year thereafter in correlation to the increase in the Consumer Price Index (CPI).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Business Overview

Two Hands Corporation (the “Company”) was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31.

From inception (April 3, 2009) until June 30, 2014 our business was a product development firm creating products designed, prototyped and produced in numerous industries including consumer and household goods, office products, furniture, and toys.

Since July 1, 2014, our business is a research and product development firm. Over the past few years we have specialized in computer vision and gesture recognition technologies. We have leveraged our relationship with our product development team of programmers and designers to implement our vision for building a state of the art co-parenting application.

The Two Hands Application launched on July 25, 2018.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

The Company is also in the business of working with other independent contractors to build brand awareness campaigns for clients and their products. The Company provides assistance in building brand awareness for the products it sells through its internet website, out-of-home, mobile, online and other media outlets as required. Additionally, the Company develops the creative media to support the client’s media buys. The Company also assists Clients in developing and assisting in matters of developing brand strategies and discussions pertaining thereof. The Company executes and/or oversee the research, planning, pricing, creative development, tracking and deployment of all online and out-of-home advertising projects needed to promote client products and services.

The operations of the business are carried on by a 100% owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada.

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Management's Strategic Vision

We strive to create a complete co-parenting solution. It is our ultimate goal to improve the lives of families especially the lives of children that are affected by a divorce.

“Two Hands” is the product of years of searching for the ideal solution that will reduce the stress and worries of co-parenting. Our application fulfills our mission and vision that focuses on organization and communication to improve family relationships despite a divorce.

We would like to be recognized as the company that improves family relationships and improved organization and communication between family members.

Our mission is to equip parents with the best tools to be able to communicate with each other in a divorced or separated household. “Two Hands App” began as an idea to help ease the worries of parents when it comes to co-parenting after a divorce or a separation.

A personal experience has led the creator of the app to come up with a better solution that uses the internet foremost to provide better communication and organization between divorced parties.

After years of collaborating with fellow parents and co-parents, and through the help of our designers and programmers, “Two Hands App” was conceived. It has all the important features that any parent, co-parent or caregiver would ever need to deal with any kind of activity concerning children. “Two Hands App” focuses on reducing the stress of parents and their children.

“Two Hands App” is accessed primarily through the internet which makes it easier to connect to people and manage one or two households at the same time. We have made it possible for the application to be accessed from all kinds of devices and have made it easier to understand even for someone who is not tech savvy.

Our team of designers and developers understand that along with constant changes in technology, the lives of families and children are also changing as well. There is no doubt that we keep abreast with life’s constant changes to provide the best service for co-parents everywhere.

The Two Hands Application launched on July 25, 2018 and currently has approximately 13,000 pre-registered users. We are on-boarding the pre-registered users and new customers.  We continue to further refine the Application for direct use by family law professionals and mediators.

Our user fees for the Two Hands Application are $14.96 per month or $119.88 per year or $215.76 per two-year period. We anticipate earning revenue as users finish their initial 14 free trial period.

“Two Hands App” is under development. Our team of designers and developers understand that along with constant changes in technology, the lives of families and children are also changing as well. There is no doubt that we keep abreast with life’s constant changes to provide the best service for co-parents everywhere.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

Colombian Cannabis License

On January 17, 2019, the Company entered into an agreement to purchase a 100% interest in the Colombian License held by Plantro Inc. S.A.S. The transaction is subject to the Company’s satisfaction that it can acquire the license free and clear of all encumbrances, completion of due diligence, receipt of any third-party consents and there being no material adverse change in the License. The Company has agreed to issue ten million (10,000,000) restricted shares of its common stock and pay a royalty of 15% of net income, calculated in accordance with US GAAP, earned from the License to Plantro Inc. S.A.S. The transaction was originally expected to close on February 15, 2019. On February 27, 2019, the Company announced the closing of the transaction was extended to the week of April 4, 2019 to satisfy the conditions placed on Plantro Inc. S.A.S. We currently believe that the transaction will close by the end of the second quarter of 2019.

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Our Cannabis Strategy

Our vision is to produce the highest quality, low cost hemp-based oil as it has unlocked the future of health and wellness and be at the forefront.

We intend to focus on CBD-based derivatives to take advantage of the greater percentage of the cannabis market focused on health and wellness (70% vs. 30 % THC and recreational).  We feel that this limits our downside with a strong focus towards natural products in the health and wellness consumer category. Moreover, CBD crops do not require as precise growing conditions as they essentially are being extracted to produce a raw material compared to being consumed without refinement. CBD is becoming globally accepted and recognized as a “Super Food” and we believe this is going to continue to gain traction, given its usefulness for inflammation, insomnia, migraines, seizures and more. While THC is still seen as a scheduled narcotic and onerous to import/export. We intend to distribute our high-grade hemp-based oil primarily through Latin America and Australia. Once countries allow for importation we will expand our reach.

We are currently engaged in building out our infrastructure in concert of receiving final sign off from Colombia’s justice department and ICA (Ministry of Agriculture). At present, we have built out two greenhouses each 5,000 square feet in size, and a GMP Certified Seed Storage and propagation facility both have been approved.  We have submitted test plants for our Agronomist Evaluation Unit which is where a test harvest is grown and the results are evaluated by a laboratory for the government to characterize the seeds in their database making them legal to grow a commercial harvest.  We anticipate being into full harvest by the third quarter of 2019.  Our management understands that CBD is a relatively new market and will face price compression as more farms globally come on line.  In anticipation, our goal is to become industrial in size in short order, while maintaining GAP (good agricultural practices) as well as processing at GMP (good manufacturing practice) or EU GMP standards. We feel this high level care and standard will be a differentiating factor compared to other low price producers allowing us to charge a premium to its competitors globally. If necessary, the Company is looking to augment its cultivation by exploiting the concept of  hiring contract farms to plant and cultivate on behalf of the Company in order to further reduce costs and based on supply requirements.

Our strategy is to be an industrial scale white label supplier of CBD distillate (oil) and isolate (powder) through harvests of industrial hemp which will be used as a base ingredient in either joint ventures with established branded products (e.g., water, gummies, honey, shampoo, pet treats, etc.) to create CBD products or selling the products to contract manufactures to utilize.  We will in turn use the profits from these sales to further expand and develop our cultivation site, by adding greenhouses to increase our supply of extractable plant material.

Plan of Operations

Smart Phone Apps

We intend to continue marketing our applications through Facebook and Google Adwords as well as expanding and further developing our applications during the next 12 months. We estimate that such marketing and development activities will cost between $150,000 to $200,000 a year, including approximately $20,000 a year to maintain our production servers on Amazon Web Services (AWS). The implementation of our plan of operations for our app business is dependent upon us successfully selling a sufficient number of Shares in this Offering. If we fail to sell a sufficient number of Shares, we will be reliant on loans or advances from our officers, directors and principal stockholders. However, we do not have any oral or written agreements with them regarding any loans or advances and such funds may not be available to us.

CBD Oil Business

Our strategy is to be an industrial scale white label supplier of CBD distillate (oil) and isolate (powder) through harvests of industrial hemp which will be used as a base ingredient in either joint ventures with established branded products (e.g., water, gummies, honey, shampoo, pet treats, etc.) to create CBD products or selling the products to contract manufactures to utilize.  We will in turn use the profits from these sales to further expand and develop our cultivation site, by adding greenhouses to increase our supply of extractable plant material.

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The implementation of our plan of operations for the CBD business is reliant upon successfully obtaining the Colombian government’s approval of the test plants required to consummate our license agreement with Plantro Inc. S.A.S. as well as obtaining sufficient funds from this Offering to implement our plan of operations. We believe that we will need to raise a minimum of $500,000 in net proceeds to fund our plan of operations for our CBD business for the next 12 months which includes adding additional greenhouses, and general working capital to grow and harvest the crop to be extracted. We believe that the successful completion of at least 10% of this Offering will satisfy our minimum capital requirements for the next 12 months. If we fail to sell a sufficient number of Shares, we will be reliant on loans or advances from our officers, directors and principal stockholders. However, we do not have any oral or written agreements with them regarding any loans or advances and such funds may not be available to us.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Financial Statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, inventories, impairment of long-term assets, stock-based compensation, income taxes and loss contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies, among others, may be impacted significantly by judgment, assumptions and estimates used in the preparation of the Financial Statements:

Stock-Based Compensation

The Company accounts for stock incentive awards issued to employees and non-employees in accordance with FASB ASC 718, Stock Compensation. Accordingly, stock-based compensation is measured at the grant date, based on the fair value of the award. Stock-based awards to employees are recognized as an expense over the requisite service period, or upon the occurrence of certain vesting events. Additionally, stock-based awards to non-employees are expensed over the period in which the related services are rendered.

In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees subject to certain exceptions. The Company early adopted ASU 2018-07 with respect to grants of shares of common stock of the Company made in June 2018. The early adoption of ASU 2018-07 did not have a material impact on the consolidated financial statements.

Prior to the early adoption of ASU 2018-07 in June 2018, stock-based awards granted to non-employees were accounted for in accordance with ASU 505-50 – Equity-Based Payments to Non-Employees (“ASU 505-50”). ASU 505-50 measures stock-based compensation at either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is completed.

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Revenue Recognition

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which we determine revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which we expect to be entitled in exchange for those goods or services. ASC 606 requires us to apply the following steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, we satisfy the performance obligation.

During the years ended December 31, 2018 and 2017, the Company had revenue of $390,381 and $43,466, respectively. During 2018 100% of revenue was earned from one customer. The contract with this customer ended in November 2018. The Company recognized revenue from services provided for brand awareness campaigns for the client and their products. Revenue is recognized based on time spent on the project at an agreed upon hourly rate and as recoverable disbursements are incurred.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company does not anticipate a material impact to its consolidated financial statements on adopting ASU 2016-02. However, the ultimate impact of adopting ASU 2016-02 will depend on the Company’s lease portfolio as of the adoption date.

In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees subject to certain exceptions. ASC 2018-07 expands the scope of ASC Topic 718, Compensation-Stock Compensation (“ASC 718”) to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance in ASC 505-50 by moving it to ASC 718. This amendment is effective beginning January 1, 2019. Early adoption is permitted, but no earlier than an entity’s adoption date of ASC 606. The Company early adopted ASU 2018-07 with respect to grants of shares of common stock of the Company made in June 2018.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

Results of Operations

Comparison of Results for the Years Ended December 31, 2018 and 2017

Revenues

Our revenue for the year ended December 31, 2018 was $390,381, compared to $43,466 for the year ended December 31, 2017. The increase in revenue was due to services provided for brand awareness campaigns for a client and their products. During the year ended December 31, 2018, 100% of revenue was earned from one customer. The contract with the customer ended in November 2018.

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Operating Expenses

Our general and administrative expense for the years ended December 31, 2018 was $4,528,437, compared to $892,549 for the year ended December 31, 2017, respectively. The increase in general and administrative expense is primarily due to an increase in consulting, salary, investor relations, professional and travel. Included in general and administrative expense for the year ended December 31, 2018 is salary expense of $75,600 for our Chief Executive Officer.

General and administrative expense includes:

•	Stock-based compensation – services for the year ended December 31, 2018 and 2017 which comprises of 58,000,000 and 0 shares of common stock valued at $1,745,800 ($0.0301 per share) and $0, respectively, for consulting services and director fees.

•	Stock-based compensation – salaries for the year ended December 31, 2018 and 2017 which comprises of 20,000,000 and 0 shares of common stock valued at $602,000 ($0.0301 per share) and $0, respectively for salaries to our Chief Executive Officer. Also, included in general and administrative expenses are shares to be issued for the year ended December 31, 2018 and 2017 valued at $808,174 and $463,750, respectively, for salaries to our Chief Executive Officer.

Research and development costs of $361,200 were incurred during 2018 for the development of the Two Hands gone application, a new encrypted messaging app which was launched on February 20, 2019.

Other Income (Expense)

Interest expense for the year ended December 31, 2018 was $108,752, compared to $28,784 for the year ended December 31, 2017. The increase in interest expense is primarily due to the issuance of five non-redeemable convertible notes on January 1, 2018, January 8, 2018, April 12, 2018, May 10, 2018 and September 13, 2018 with a total issue price of $378,995.

On February 7, 2018 the Company elected to convert $2,000 of principal and interest of a non-redeemable convertible note into 40,000 shares of common stock of the Company resulting in a loss on settlement of debt of $150,000.

On May 22, 2018, the Company elected to convert $2,600 of principal and interest of a non-redeemable convertible note into 52,000 shares of common stock of the Company resulting in a loss on settlement of debt of $114,400.

On May 22, 2018, the Company elected to convert $120,000 of principal and interest of a non-redeemable convertible note into 80,000 shares of common stock of the Company resulting in a loss on settlement of debt of $60,000.

On September 10, 2018, the Company elected to convert $1,100 of principal and interest of a non-redeemable convertible note into 11,000,000 shares of common stock of the Company resulting in a loss on settlement of debt of $330,000.

On September 10, 2018, the Company elected to convert $36,000 of principal and interest of a non-redeemable convertible note into 12,000,000 shares of common stock of the Company resulting in a loss on settlement of debt of $325,200.

On September 25, 2018, the Company elected to convert $500 of principal and interest of a non-redeemable convertible note into 5,000,000 shares of common stock of the Company resulting in a loss on settlement of debt of $1,249,500.

On November 27, 2018, the Company elected to convert $700 of principal and interest of a non-redeemable convertible note into 7,000,000 shares of common stock of the Company resulting in a loss on settlement of debt of $1,259,300.

Net Income/Loss

Our net loss for the year ended December 31, 2018 was $8,096,408, compared to $877,867 for the year ended December 31, 2017, respectively. Our losses during the years ended December 31, 2018 and 2017 are due to costs associated with professional fees, our transfer agent, investor relations, stock-based compensation for services and loss on settlement of debt.

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Comparison of results for the three months ended March 31, 2019 and March 31, 2018

Revenues

Our revenue for three months ended March 31, 2019 was $0, compared to $170,852 the three months ended March 31, 2018. During the year ended December 31, 2018, 100% of revenue was earned from one customer. The contract with the customer ended in November 2018.

Operating Expenses

Our general and administrative expense for the three months ended March 31, 2019 was $591,830, compared to $405,100 for the three months ended March 31, 2018, respectively. The increase in general and administrative expense is primarily due to an increase in consulting, salary, investor relations, professional and travel.

General and administrative expense includes

•	Stock-based compensation – salaries for the three months ended March 31, 2019 and 2018 which comprises of 9,215,017 and 2,500,000 shares of common stock to be issued valued at $277,372 and $231,500, respectively for salaries to our Chief Executive Officer.

•	Stock-based compensation – consulting for the three months ended March 31, 2019 and 2018 which comprises of 100,000 and 0 shares of common stock to be issued valued at $8,000 and $0, respectively for legal services.

Other Income (Expense)

Amortization of debt discount and interest expense for the three months ended March 31, 2019 was $29,805, compared to $20,135 for the three months ended March 31, 2018. The increase in interest expense is primarily due to the issuance of two non-redeemable convertible notes on January 31, 2019 with a total issue price of $127,853 and the issuance of a convertible note on March 1, 2019 for $175,000 in cash.

On February 25, 2019 the Company elected to convert $900 of principal and interest of a non-redeemable convertible note into 9,000,000 shares of common stock of the Company resulting in a loss on settlement of debt of $737,100.

Initial derivative expense of $274,717 represents the difference between the fair value of the total embedded derivative and warrant liability of $449,717 and the cash received of $175,000 for the convertible note issued on March 1, 2019.

The gain in the fair value of derivative liability of $4,385 represents the decrease in the fair value of derivative liability between March 1, 2019 and March 31, 2019.

The loss in the fair value of derivative liability of $9,905 represents the increase in the fair value of derivative liability between March 1, 2019 and March 31, 2019.

Net Income/Loss

Our net loss for three months ended March 31, 2019 was $1,638,972, compared to $410,583 for the three months ended March 31, 2018, respectively. Our losses during the three months ended March 31, 2019 and 2018 are primarily due to costs associated with professional fees, our transfer agent, investor relations, stock-based compensation for salaries, loss on settlement of debt and the issuance of a convertible note on March 1, 2019.

Liquidity and Capital Resources

Liquidity

As of March 31, 2019, we had cash of $158,539 and total liabilities of $1,362,572. Our current cash balance and cash flow from operating activities will not be sufficient to fund our operations during the next 12 months. We are completely dependent upon the willingness of our management to fund our initial operations by way of loans from our Chief Executive Officer, shareholders and others.

The Company’s financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the three months ended March 31, 2019, the Company incurred a net loss of $1,638,972 and used cash in operating activities of $109,335, and at March 31, 2019, had a stockholders’ deficit of $926,022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The Company’s independent registered public accounting firm, in their report on the Company’s financial statements for the year ending December 31, 2018, expressed substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

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Over the next 12 months we expect to expend approximately $50,000 in cash for legal, accounting and related services and an additional $150,000 in cash to implement our business plan. We hope to be able to compensate our independent contractors with stock-based compensation, which will not require us to use our cash, although there can be no assurances that we will be successful in these efforts.

We expect to be able to secure capital through advances from our Chief Executive Officer, note holders, shareholders and others in order to pay expenses such as organizational costs, filing fees, accounting fees and legal fees, however, we do not have any written or oral agreements with any third parties which require them to fund our operations and there can be no assurances that we will be able to obtain such funds. We believe it will be difficult to secure capital in the future because we have no assets to secure debt and there is currently no trading market for our securities. We will need additional capital in the next twelve months and if we cannot raise such capital on acceptable terms, we may have to curtail our operations or terminate our business entirely.

The inability to obtain financing or generate sufficient cash from operations could require us to reduce or eliminate expenditures for developing products and services, or otherwise curtail or discontinue our operations, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If we raise additional funds through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of our common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuing stock in lieu of cash, which may also result in dilution to existing stockholders.

Operating Capital and Capital Expenditure Requirements

We are currently funding our operations by way of cash advances from our Chief Executive Officer, note holders, shareholders and others; however, we do not have any oral or written agreements with them or others to loan or advance funds to us. There can be no assurances that we will be able to receive loans or advances from them or other persons in the future. We hope to be able to compensate our independent contractors with stock-based compensation, which will not require us to use our cash, although there can be no assurances that we will be successful in these efforts. We expect that we will be required to raise an additional $200,000 in cash by issuing new debt or equity for operating costs in order to implement our business plan in the next 12 months. The funds are loaned to the Company as required to pay amounts owed by the Company. As such, our operating capital is currently limited to the personal resources of our Chief Executive Officer, note holders, shareholders and others and their willingness to loan or advance funds to us. The loans from our Chief Executive Officer, note holders, shareholders and others are unsecured and non-interest bearing and have no set terms of repayment.

As of March 31, 2019 and December 31, 2018, notes payable due to Stuart Turk, Jordan Turk and The Cellular Connection Limited, a corporation controlled by Stuart Turk, totaling $62,239 and $127,853, respectively, were outstanding. The balances are non-interest bearing, unsecured and have no specified terms of repayment.

On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk to amend and add certain terms to the unsecured, non-interest bearing, due on demand notes payable totaling $106,968 issued by the Company during the period of January 3, 2018 to December 28, 2018. The issue price of the Note is $106,968 with a face value of $128,362 and the Note has an original maturity date of December 31, 2019 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2020. The outstanding face value of the Note shall increase by another 20% on January 1, 2021 and again on each one-year anniversary of the Note until the Note has been paid in full.

On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd. to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $20,885 issued by the Company during the period of January 23, 2018 to October 16, 2018. The issue price of the Note is $20,885 with a face value of $25,062 and the Note has an original maturity date of December 31, 2019 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2020. The outstanding face value of the Note shall increase by another 20% on January 1, 2021 and again on each one year anniversary of the Note until the Note has been paid in full.

We do not believe that we have sufficient cash or other types of liquidity available to us to fund our operations and meet our other obligations during the next 12 months or longer.

Off-Balance Sheet Transactions

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name:	Position:	Age:	Term of Office (Month/Year):	Approximate hours per week for part-time employees:
Nadav Elituv (1)	Chief Executive Office, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	55	June 2014	30
Ryan Wilson (2)	Director	43	February 2019	2

(1)	On September 10, 2018, the Company executed an employment agreement for the period from July 1, 2018 to June 30, 2019 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 50,000,000 shares of common stock of the Company and an annual salary of $151,200 payable monthly on the first day of each month from available funds.

(2)	Ryan Wilson provides services to the Company on an as-needed basis.

Professional Experience

The biographies of each executive officer below contain information regarding the person’s service as an executive officer, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable.

Nadav Elituv, President, Secretary, Treasurer & Director

Nadav Elituv has been serving as our Chief Executive Officer, President, Secretary, Treasurer and as a member of the Board of Directors since June 2014. Since August 2008, Mr. Elituv has served as the President and Founder of Imagin8. Imagin8 is a startup and leading developer of hand and body motion-based interactive digital technologies that are designed to enhance new consumer experiences from touch-screens to floor-screens. Mr. Elituv is the results-driven leader of an innovative digital technology enterprise, for over 20 years. With a track record for building, developing and motivating high-performance teams and is an expert in high-tech systems. This includes the design and implementation of computer-vision and gesture-recognition software. Mr. Elituv has solid career experience driving strategic initiatives and meeting critical business mandates.

Ryan Wilson, Director

Ryan Wilson has been serving as a member of our Board of Directors since January 31, 2019. Mr. Wilson has an extensive career in the digital field spanning more than 20 years of his career advancing digital initiatives, with a track record that speaks for itself, including digital marketing, digital strategy and digital transformation through innovation for financial services. Most recently acting as Principal Consultant for e-commerce digital innovation at msg Global Solutions, starting back in May 2017, msg specializes in SAP enterprise implementations.  Prior to that, Ryan spent over 4 years defining the digital experiences for Ontario Teachers’ Pension Plan from March 2013 to May 2017 primarily influencing leadership teams and building implementation teams for site and app development. From developer to director Mr. Wilson has been involved in all aspects of digital development. Currently focusing on technologies such as Block Chains, NLP (natural language processing), AI and machine learning, at an insurtech innovation lab.  Using design thinking methodologies and an agile approach, Mr. Wilson’s career has centered around implementing pilot projects, planning migrations, post implementation iterations, risk planning, and digital transformation. As an avid investor, Mr. Wilson focuses heavily on the Cannabis sector, and follows the big 5 producers/ cultivators closely.  With a broad knowledge for the CBD industry and a solid understanding of ancillary product lines ranging from oils to edibles.  With a focus on the future Mr. Wilson sees a bright diverse need for both CBD products and THC based offerings for medicinal/ recreational use.

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Family Relationships

There are no family relationships between any of our officers and directors.

Significant Employees

We do not have any significant employees other than our current executive officer named in this Offering Circular.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been personally involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

●	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

Board Composition

Our Board of Directors currently consists of two members, Nadav Elituv and Ryan Wilson. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

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We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board of Directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” Nevertheless, we believe that Ryan Wilson, our only non-employee director, qualifies as independent under the applicable standards of the SEC and the NASDAQ stock market.

Board Committees

Our board does not currently have a standing Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee due the board’s limited size and the Company’s limited operations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our Board, it is not practical for us to have committees other than those described above, or to have more than two directors on such committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and our committees and allocate responsibilities accordingly.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We will provide a copy of our Code of Ethics to any person, free of charge, upon written request to Nadav Elituv at Two Hands Corporation, 100 Broadview Avenue #300, Toronto, Ontario, Canada M4M 3H3

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Pursuant to Rule 402(m) of Regulation S-K, the table below summarizes all compensation for each of named executive officer during the past two years:

SUMMARY COMPENSATION TABLE
Name	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Nadav Elituv (PEO)	2018	$75,600	$1,410,174 (2)	$0	$1,485,774
	2017	$180,000	$463,750 (3)	$0	643,750

(1)	Based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Consists of: (i) 10,000 shares of common stock having a value of $463,000 issued on June 30, 2018 pursuant to Mr. Elituv’s employment agreement, dated July 1, 2017, with the Company; (ii) 20,000,000 shares of common stock having a value of $602,000 issued on December 31, 2018 pursuant to Mr. Elituv’s employment agreement, dated September 10, 2018, with the Company; and (iii) 11,467,677 shares of common stock having a value of $345,174 to be issued pursuant to Mr. Elituv’s employment agreement, dated September 10, 2018, with the Company.
(3)	Consists of (i) seven shares of common stock having a value of $750 issued on June 30, 2017 pursuant to Mr. Elituv’s employment agreement, dated July 1, 2016, with the Company; and (ii) 10,000 shares of common stock having a value of $463,000 issued on December 31, 2017 pursuant to Mr. Elituv’s employment agreement, dated July 1, 2017, with the Company.

Employment Agreements

On July 1, 2016, the Company executed an employment agreement for the period from July 1, 2016 to June 30, 2017 with Nadav Elituv, the Chief Executive Officer of the Company, whereby the Company agreed to issue 15 shares of common stock of the Company with a fair value of $1,500 ($100.00 per share) and an annual salary of $360,000 payable monthly on the first day of each month from available funds.

On July 1, 2017, the Company executed an employment agreement for the period from July 1, 2017 to June 30, 2018 with Nadav Elituv, the Chief Executive Officer of the Company, whereby the Company agreed to issue 20,000 shares of common stock of the Company with a fair value of $926,000 ($46.30 per share).

On September 10, 2018, the Company executed an employment agreement for the period from July 1, 2018 to June 30, 2019 with Nadav Elituv, the Chief Executive Officer of the Company, whereby the Company agreed to issue 50,000,000 shares of common stock of the Company and an annual salary of $151,200 payable monthly on the first day of each month from available funds.

Stock-based compensation – salaries expense related to these employment agreements for the years ended December 31, 2018 and 2017 is $1,410,174 and $463,750, respectively. Stock-based compensation – salaries expense is recognized ratably over the requisite service period. At December 31, 2018, 18,532,423 shares of common stock under the September 10, 2018 employment agreement has not vested.

Securities Authorized for Issuance Under Equity Compensation Plans

On April 28, 2015, the Board of Directors of the Company approved of the Company’s 2015 Stock Option Plan (the “2015 Plan”) to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. Pursuant to the 2015 Plan, the Board may grant incentive stock options, non-qualified stock options and stock appreciation rights to eligible persons. The maximum aggregate number of shares of common stock with respect to which awards granted under the Plan shall not exceed 1,000 (as adjusted for the 1-for-2,000 and 1-for-500 reverse stock split on September 1, 2016 and September 10, 2018 respectively). As of December 31, 2018, awards of 433 shares of common stock have been granted under the 2015 Plan and awards for 567 shares of common stock remain available for grant. On May 6, 2015, the Company filed a Registration Statement on Form S-8 (File No: 333-203889) registering the shares of common stock issuable pursuant to the 2015 Plan under the Securities Act.

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Director Compensation

Pursuant to Item 402(r) of Regulation S-K, the table below set forth the all compensation to our directors for the fiscal year ended December 31, 2018:

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Nadav Elituv (1)	0	0	0	0
Ryan Wilson (2)	0	0	0	0
Brandon Milner (3)	0	$481,600(4)	0	$481,600
Grant Stummer (5)	0	0	0	0

(1)	Nadav Elituv did not receive any additional compensation for serving a member of the Board of Directors.
(2)	Ryan Wilson has been serving as a member of our Board of Directors since January 31, 2019.
(3)	Brandon Milner served as a member of our Board of Directors from September 21, 2018 to January 31, 2019.
(4)	On September 10, 2018, the Company issued 16,000,000 shares of common stock valued at $481,600 ($0.0301 per share) to the Brandon Milner, a Director of the Company.
(5)	Grant Stummer served as a member of our Board of Directors from April 2009 to September 21, 2018.

Narrative Disclosure to the Director Compensation Table

We did not provide any cash compensation to directors for their service as directors during the last fiscal year. Compensation arrangements for our current directors have not been formally documented but are in process of being finalized. Consulting agreements with directors are likewise the subject of current discussion and will require future approval by the full board.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our common stock as of the date of this Offering Circular, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting capital stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our capital stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address (1)	Number of Shares Beneficially Owned	Percentage of Class (2)
Officers and Directors
Nadav Elituv (CEO, Pres., Secretary, Treasurer and Director)	50,478,413 (3)	26.40%
Ryan Wilson (Director)	16,000,056	9.93%
All Officers & Directors as a group (2 persons)	66,478,413	34.77%

5% Principal Stockholders
Shuttle Digital Solutions Inc. (4)	20,000,000	12.41%
Bradley Southam	12,000,040	7.44%

(1)	Unless otherwise noted, the address of the reporting person is c/o Two Hands Corporation, 33 Davies Ave., Toronto, Ontario, Canada M4M 2A9.
(2)	Based on 161,199,289 shares of common stock outstanding as of the date of this Offering Circular and shares of common stock the reporting person has the right to acquire within the 60 days from the date hereof.
(3)	Includes 30,000,000 shares of common stock owed to Nadav Elituv as of January 1, 2019 pursuant to his Employment Agreement, dated September 10, 2018, with the Company.
(4)	Address: 250 Yonge Street, Suite 2201, Toronto, Ontario, Canada M5B 2L7. Monolo Ceron has voting and dispositive control over Shuttle Digital Solutions, Inc.

43

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our Certificate of Incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

As of December 31, 2018 and 2017, advances of $52,671 and $41,734, respectively, were due to Nadav Elituv, the Company’s Chief Executive Officer. The balance is non-interest bearing, unsecured and have no specified terms of repayment.

SECURITIES BEING OFFERED

General

This Offering Circular relates to the sale of up to two hundred million (200,0000,000) shares of our common stock by Mr. Nadav Elituv, the Chief Executive Officer and a member of the Board of the Directors of the Company on a “best efforts” basis at an offering price of $0.05 per share, for a gross offering proceeds of $10,000,000 if all shares are sold. There is no minimum aggregate offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum amount established for investors is $500 (10,000 shares), unless such minimum is waived by the Company, in its sole discretion. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this Offering Circular.

The Company filed a Certificate of Amendment to Certificate of Incorporation of the Company with the Secretary of State of Delaware on August 27, 2018 (the “Amendment”) thereby amending the authorized capitalization of the Company to consist of three billion (3,000,000,000) shares of common stock, par value $0.0001 per share, and 1 million (1,000,000) shares of “blank check” preferred stock par value $0.001 per share (the “Preferred Stock”) with such designations, rights and preferences as may be determined from time to time by the Board of Directors of the Company without stockholder approval.

As of April 1, 2019, the Company had 161,199,289 shares of common stock and no shares of Preferred Stock outstanding.

Common Stock

44

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Stockholders may take action by written consent of over 50% of the issued and outstanding common stock of the Company.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are not any provisions in our Certificate of Incorporation, as amended, or our Bylaws that would prevent or delay change in our control.

Preferred Stock

Under the terms of our Certificate of Incorporation, as amended, our Board of Directors is authorized to issue shares of Preferred Stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The purpose of authorizing our Board of Directors to issue Preferred Stock and determination its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Series A Convertible Preferred Stock

On August 6, 2013, the Company filed a Certificate of Designation with the Delaware Secretary of State thereby designating 2 hundred thousand (200,000) shares as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

The Company has no shares of Series A Preferred Stock outstanding.

Below is a summary of our Series A Preferred Stock. A copy of the Certificate of Designation is filed as an exhibit to the Offering Statement and is incorporated by reference herein.

Voting Rights:	Our Series A Preferred Stock has voting rights equal to a 1:100 basis, such that each share of Series A Preferred Stock is entitled to 100 votes in any vote of the Company’s common stockholders.

Dividends:	Holders of Series A Preferred Stock are not entitled to dividends. Such dividends are payable only as and if declared by the Company’s Board of Directors.

Liquidation Rights:	Holders of Series A Preferred Stock are entitled to receive the amount payable in cash equal to the original purchase price paid by such holder for its shares of Series A Preferred Stock. After the payment of such amounts, remaining assets of the Company shall be distributed ratably to the holders of the Series A Preferred Stock and common stock of the Company.

45

Conversion:	Subject to certain conditions, our Series A Preferred Stock is entitled to conversion in to shares of common stock, at a ratio of 1 share of Series A Preferred Stock to 1000 shares of common stock.

Protective Provisions:	Holders of Series A Preferred Stock are entitled to certain protective provisions relating to potential issuances of new shares of Series A Preferred Stock.

Ranking:	The Series A Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of common stock of the Company, and any other class or series of stock of the Company which by its terms shall rank junior to the Series A Preferred Stock, and (ii) rank junior to any other series or class of Preferred Stock of the Company and any other class or series of stock of the Corporation which by its term shall rank senior to the Series A Preferred Stock.

Market Price, Dividends, and Related Stockholder Matters

Our common stock currently trades on the OTCQB under the symbol “TWOH” and the closing bid price of our common stock on May 30, 2019 was $0.051.

Our common stock currently trades on a sporadic and limited basis.

As of the date of this Offering Circular, there were 40 stockholders of record.

We do not have an equity incentive plan.

We have not declared any cash dividends on our common stock in the past two years and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Options and Warrants

On April 28, 2015, the Board of Directors of the Company approved of the Company’s 2015 Stock Option Plan (the “2015 Plan”) to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. Pursuant to the 2015 Plan, the Board may grant incentive stock options, non-qualified stock options and stock appreciation rights to eligible persons. The maximum aggregate number of shares of common stock with respect to which awards granted under the Plan shall not exceed 1,000 (as adjusted for the 1-for-2,000 and 1-for-500 reverse stock split on September 1, 2016 and September 10, 2018, respectively). As of December 31, 2018, awards for 433 shares of common stock have been granted under the 2015 Plan and awards for 567 shares of common stock remain available for grant (as adjusted for the 1-for-2,000 and 1-for-500 reverse stock split on September 1, 2016 and September 10, 2018, respectively. On May 6, 2015, the Company filed a Registration Statement on Form S-8 (File No: 333-203889) registering the shares of common stock issuable pursuant to the 2015 Plan under the Securities Act. There are no outstanding stock options.

On March 1, 2019, the Company issued a Common Stock Purchase Warrant (the “Warrant”) to purchase 1,0000,000 shares of common stock of the Company from the date of issuance until March 1, 2021, for an exercise price of $0.20 per share, to Firstfire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Buyer”), in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. The Warrant was issued pursuant to a Securities Purchase Agreement with between the Company and the Buyer. relating to the issuance and sale of a Senior Convertible Note (the “Note”) of $200,000 in principal amount including $175,000 actual payment of purchase price with interest accruing on the outstanding principal amount of the Note at the rate of 7% per annum with accrual commencing on the date that the Note is fully funded. On March 12, 2019, the Company received $175,000 from the Buyer.

46

Anti-takeover Provisions

Certain provisions of our Certificate of Incorporation and By-Laws may make it more difficult and time-consuming to acquire the Company, thereby reducing our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below.

Preferred Stock

We are authorized to issue up to 1 million (1,000,000) shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Delaware Law

Certain provisions of Delaware law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a stockholder might consider to be in his or her best interest. The summary of the provisions of Delaware law set forth below does not purport to be complete and is qualified in its entirety by reference to Delaware law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of our Preferred Stock if the option to acquire such shares is exercised would impede a business combination by the voting and conversion rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of holders of our common stock.

Under Delaware law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s stockholders in any takeover matter but may also, in his discretion, may consider any of the following:

•	The interests of the corporation’s employees, suppliers, creditors and customers;

•	The economy of the state and nation;

•	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

•	The long-term interests of the corporation and its stockholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

•	Any other factors relevant to promoting or preserving public or community interests.

Because our Board of Directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our stockholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

47

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

In accordance with the provisions in our Articles of Incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our common stock. Future sales of substantial amounts of our common stock, or securities or instruments convertible into our common stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our common stock in the public market after those restrictions lapse. This could adversely affect the market price of our common stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of common stock offered in this Offering are sold, there will be 361,199,289 shares of our common stock outstanding.

Rule 144

The shares of common stock sold in this Offering are not considered “restricted securities” under Securities Act Rule 144. As a result, sales of the securities by persons who are not affiliates of the Company would not be subject to any transfer restrictions under Rule 144. Affiliates will continue to be subject to the limitations of Rule 144, other than the holding period requirement. A person who is an affiliate of ours at such time or during the prior 90 days would be would be entitled to sell within any three-month period only a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding.

Transfer Agent

Below is the name, mailing address, phone and fax numbers and website of our transfer agent:

Transhare Corporation

Full Service Transfer Agency

15500 Roosevelt Blvd.

Suite 302

Clearwater, FL 33760

Ph. (303) 662-1112

Fax: (727) 289-0069

http://www.transhare.com

48

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Philip Magri of Magri Law, LLC, Fort Lauderdale, FL 33334.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been audited by Sadler, Gibb & Associates, LLC, an independent accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

49

FINANCIAL STATEMENTS

TWO HANDS CORPORATION

INDEX

December 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSOLIDATED FINANCIAL STATEMENTS	51
Consolidated Audited Balance Sheets at December 31, 2018 and 2017	52
Consolidated Audited Statements of Operations for the Fiscal Years Ended December 31, 2018 and 2017	53
Consolidated Audited Statement of Stockholders’ Deficit for the Fiscal Years Ended December 31, 2018 and 2017	54
Consolidated Audited Statements of Cash Flows for the Fiscal Years Ended December 31, 2018 and 2017	55
Notes to Consolidated Financial Statements	56

Consolidated Balance Sheets at March 31, 2019 (Unaudited) and December 31, 2018	65
Consolidated Unaudited Statements of Operations for the Three Months Ended March 31, 2019 and 2018	66
Consolidated Unaudited Statement of Stockholders’ Deficit for the Three Months Ended March 31, 2019 and 2018	67
Consolidated Unaudited Statements of Cash Flows for the Three Months Ended March 31, 2019 and 2018	68
Notes to Consolidated Financial Statements for the Three Months Ended March 31, 2019 and 2018	69

50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Two Hands Corporation:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Two Hands Corporation (“the Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2017.

Salt Lake City, UT

April 1, 2019

51

TWO HANDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS

Current assets
Cash	$2,729	$18,771
Prepaid expense	424,745	—
Total current assets	427,474	18,771

Property and equipment, net	2,300	1,694

Total assets	$429,774	$20,465

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$70,062	$251,679
Non-redeemable convertible notes, net	489,610	164,763
Notes payable	127,853	258,995
Due to related party	52,671	41,734
Total current liabilities	740,196	717,171

Total liabilities	740,196	717,171

Commitments and Contingencies	—	—

Stockholder's deficit
Preferred stock; $0.001 par value; 1,000,000 shares authorized, 0 issued and outstanding	—	—
Common stock; $0.0001 par value; 3,000,000,000 shares authorized, 152,199,289 and 812,435 shares issued and outstanding, respectively	15,220	81
Shares to be issued	345,174	469,218
Additional paid-in capital	31,880,054	23,288,457
Accumulated deficit	(32,550,870)	(24,454,462)
Total stockholders' deficit	(310,422)	(696,706)

Total liabilities and stockholders' deficit	$429,774	$20,465

The accompanying footnotes are an integral part of these financial statements.

52

TWO HANDS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2018	2017

Sales	$390,381	$43,466

Operating expenses
General and administrative	4,528,437	892,549
Research and development	361,200	—
Total expenses	4,889,637	892,549

Loss from operations	(4,499,256)	(849,083)

Other income (expense)
Amortization of debt discount and interest expense	(108,752)	(28,784)
Loss on settlement of debt	(3,488,400)	—
Total other income (expense)	(3,597,152)	(28,784)

Net loss	$(8,096,408)	$(877,867)

Net loss per common share - basic and diluted	$(0.18)	$(1.08)

Weighted average number of common shares outstanding - basic and diluted	45,694,692	812,435

The accompanying footnotes are an integral part of these financial statements.

53

TWO HANDS CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the years ended December 31, 2018 and 2017

	Preferred Stock		Common Stock		Shares to be	Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	(Deficit)
Balance, December 31, 2016	—	$—	812,435	$81	$5,468	$23,288,457	$(23,576,595)	$(282,589)

Stock-based compensation - officer	—	—	—	—	463,750	—	—	463,750
Net loss	—	—	—	—	—	—	(877,867)	(877,867)
Balance, December 31, 2017	—	—	812,435	81	469,218	23,288,457	(24,454,462)	(696,706)

Rounding at reverse split	—	—	1,816	—	—	—	—	—
Common stock issued for stock payable	—	—	20,062	2	(932,218)	932,216	—	—
Common stock issued to settle accounts payables and accrued liabilities	—	—	72,976	8	—	237,610	—	237,618
Common stock issued for prepaid services	—	—	38,120,000	3,812	—	1,433,988	—	1,437,800
Common stock issued for services	—	—	42,000,000	4,200	—	1,260,000	—	1,264,200
Common stock issued for officer and director compensation	—	—	36,000,000	3,600	—	1,080,000	—	1,083,600
Common stock issued for conversion of notes	—	—	35,172,000	3,517	—	3,647,783	—	3,651,300
Stock-based compensation - officer	—	—	—	—	808,174	—	—	808,174
Net loss	—	—	—	—	—	—	(8,096,408)	(8,096,408)
Balance, December 31, 2018	—	$—	152,199,289	$15,220	$345,174	$31,880,054	$(32,550,870)	$(310,422)

The accompanying footnotes are an integral part of these financial statements.

54

TWO HANDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2018	2017
Cash flows from operating activities
Net loss	$(8,096,408)	$(877,867)
Adjustments to reconcile net loss
to cash (used in) provided by operating activities
Depreciation and amortization	1,138	283
Stock-based compensation	3,155,974	463,750
Amortization of debt discount	108,752	28,784
Loss on settlement of debt	3,488,400	—
Change in operating assets and liabilities
Accounts receivable	—	10,188
Prepaid expense	1,013,055	—
Accounts payable and accrued liabilities	93,800	213,448
Net cash used in operating activities	(235,289)	(161,414)

Cash flows from investing activities
Purchase of property and equipment	(1,743)	(1,977)
Net cash used in investing activities	(1,743)	(1,977)

Cash flow from financing activities
Advance by related party	127,043	39,881
Repayment of advances to related party	(153,906)	(12,946)
Proceeds from notes payable	247,853	153,947
Net cash provided by financing activities	220,990	180,882

Net change in cash	(16,042)	17,491

Cash, beginning of the year	18,771	1,280

Cash, end of the year	$2,729	$18,771

Cash paid during the year
Interest paid	$—	$—
Income taxes paid	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Issue of share for prepaid expense	$1,437,800	$—
Issue of shares to settle accounts payable and accrued liabilities	$237,618	$—
Issue of convertible notes to settle notes payable	$378,995	$—
Issue of shares to settle non-redeemable convertible notes	$162,900	$—
Issue of shares to settle shares to be issued	$932,218	$—
The accompanying footnotes are an integral part of these financial statements.

55

Two Hands Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

NOTE 1 - NATURE OF OPERATIONS

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) (the "Company") was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31.

From inception (April 3, 2009) until June 30, 2014 our business was a product development firm creating products designed, prototyped and produced in numerous industries including consumer and household goods, office products, furniture, and toys.

On March 1, 2012 the Company entered into a license agreement with Szar International, Inc. (dba Cigar & Spirits Magazine) (“Cigar & Spirits”). The agreement granted the Company the right to market the products of Cigar & Spirits including but not limited to the sales, promotion, and advertising vehicles of the Magazine. On July 8, 2013, The Company received written notice that Cigar & Spirits will cancel the license agreement on August 1, 2013.

Since July 1, 2014, our business is a research and product development firm. Over the past few years we have specialized in computer vision and gesture recognition technologies. We have leveraged our relationship with our product development team of programmers and designers to implement our vision for building a state of the art co-parenting application.

The Two Hands Application launched on July 25, 2018.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

The Company is also in the business of working with other independent contractors to build brand awareness campaigns for clients and their products. The Company provides assistance in building brand awareness for the products it sells through its internet website, out-of-home, mobile, online and other media outlets as required. Additionally, the Company develops the creative media to support the client’s media buys. The Company also assists Clients in developing and assisting in matters of developing brand strategies and discussions pertaining thereof. The Company executes and/or oversee the research, planning, pricing, creative development, tracking and deployment of all online and out-of-home advertising projects needed to promote client products and services.

The operations of the business are carried on by a 100% owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheets and statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

GOING CONCERN

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The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the year ended December 31, 2018, the Company incurred a net loss of $8,096,408 and used cash in operating activities of $235,289, and at December 31, 2018, had a stockholders’ deficit of $310,422. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The Company will be dependent upon the raising of additional capital through placement of its common stock in order to implement its business plan. There can be no assurance that the Company will be successful in this situation. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might result from this uncertainty. The Company is funding its initial operations by way of loans from its Chief Executive Officer and others, and the use of equity to pay some operating expenses. The Company's officers and directors have not committed to advancing operating costs of the Company.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, I8 Interactive Corporation. All intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense when incurred, while renewals and betterments that materially extend the life of an asset are capitalized.

The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized in the results from operations. Depreciation is provided over the estimated useful lives of the assets, which are as follows:

Computer equipment	50% declining balance over a three year useful life

In the year of acquisition, one half the normal rate of depreciation is provided.

REVENUE RECOGNITION

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which we determine revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which we expect to be entitled in exchange for those goods or services. ASC 606 requires us to apply the following steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, we satisfy the performance obligation.

During the years ended December 31, 2018 and 2017, the Company had revenue of $390,381 and $43,466, respectively. During 2018 100% of revenue was earned from one customer. The contract with this customer ended in November 2018. The Company recognized revenue from services provided for brand awareness campaigns for the client and their products. Revenue is recognized based on time spent on the project at an agreed upon hourly rate and as recoverable disbursements are incurred.

RESEARCH AND DEVELOPMENT COSTS

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We incurred research and development costs primarily to the development of Two Hands gone application. Research and development costs are comprised primarily of contract labor and services.

Software development costs are included in research and development and are expensed as incurred. FASB ASC Topic 350 Intangibles—Goodwill and Other requires that software development costs incurred subsequent to reaching technological feasibility be capitalized, if material. If the process of developing a new product or major enhancement does not include a detailed program design, technological feasibility is determined only after completion of a working model. To date, the period between achieving technological feasibility and the general availability of such software has been short, and the software development costs qualifying for capitalization have been insignificant. The Company recorded research and development expense of $361,200 and $0 for the years ended December 31, 2018 and 2017, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("FASB ASC") 740, Income Taxes. Under the assets and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

NET LOSS PER SHARE

Basic net income (loss) per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding for the period increased to include the number of additional common shares that would have been outstanding if potentially dilutive securities had been issued. At December 31, 2018 and 2017, we excluded the common stock issuable upon conversion of convertible promissory notes of 4,685,970,524 shares and 412,602 shares, respectively, as their effect would have been anti-dilutive.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in the Company’s functional currency which is the United States dollars. In accordance with FASB ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders' deficit, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

STOCK-BASED COMPENSATION

The Company accounts for stock incentive awards issued to employees and non-employees in accordance with FASB ASC 718, Stock Compensation. Accordingly, stock-based compensation is measured at the grant date, based on the fair value of the award. Stock-based awards to employees are recognized as an expense over the requisite service period, or upon the occurrence of certain vesting events. Additionally, stock-based awards to non-employees are expensed over the period in which the related services are rendered.

In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees subject to certain exceptions. The Company early adopted ASU 2018-07 with respect to grants of shares of common stock of the Company made in June 2018. The early adoption of ASU 2018-07 did not have a material impact on the consolidated financial statements.

Prior to the early adoption of ASU 2018-07 in June 2018, stock-based awards granted to non-employees were accounted for in accordance with ASU 505-50 – Equity-Based Payments to Non-Employees (“ASU 505-50”). ASU 505-50 measures stock-based compensation at either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is completed.

FAIR VALUE OF FINANCIAL INSTRUMENTS

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The Company’s financial instruments such as cash, accounts payable and accrued liabilities, non-redeemable convertible notes, notes payable and due to related parties are reported at cost, which approximates fair value due to the short-term nature of these financial instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company does not anticipate a material impact to its consolidated financial statements on adopting ASU 2016-02. However, the ultimate impact of adopting ASU 2016-02 will depend on the Company’s lease portfolio as of the adoption date.

In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees subject to certain exceptions. ASC 2018-07 expands the scope of ASC Topic 718, Compensation-Stock Compensation (“ASC 718”) to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance in ASC 505-50 by moving it to ASC 718. This amendment is effective beginning January 1, 2019. Early adoption is permitted, but no earlier than an entity’s adoption date of ASC 606. The Company early adopted ASU 2018-07 with respect to grants of shares of common stock of the Company made in June 2018.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 – NON-REDEEMABLE CONVERTIBLE NOTES

On June 10, 2014, the Company agreed to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable issued to The Cellular Connection Ltd. during the period from February 22, 2013 to June 10, 2014 with a total carrying value $42,189. The issue price of the Note is $42,189 with a face value of $54,193 and the Note has a maturity date of December 31, 2014. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2015. The outstanding face value of the Note shall increase by another 20% on January 1, 2016 and again on each one year anniversary of the Note until the Note has been paid in full. During 2014, 2015 and 2016, the Company elected to convert $56,182 of principal and interest into 40,514 shares of the Company’s common stock. During 2018, the Company elected to convert $6,900 of principal and interest into 23,092,000 shares of common stock of the Company at a fixed conversion prices of $0.0001 per share. This conversion resulted in a loss on debt settlement of $3,103,200 due to the requirement to record the share issuance at fair value on the date the shares were issued. The consolidated statement of operations includes interest expense of $3,132 and $2,610 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $11,892 (face value of $11,892 less $0 unamortized discount) and $15,660 (face value of $15,660 less $0 unamortized discount), respectively.

On September 1, 2016, Doug Clark, former Chief Executive Officer and related party, assigned the Side Letter Agreement (“Note”) dated June 10, 2014 with a total carrying value $382,016 to DC Design Inc. (“DC Design”). In addition on September 1, 2016, the Company entered into an amended Side Letter Agreement with DC Design to amend and add certain terms to the Side Letter Agreement and advances from the period from June 25, 2014 to December 24, 2014. Under the terms of the amended Side Letter Agreement, the issue price of the Note is $174,252 with an interest rate 20% per annum and maturity date of December 31, 2017. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The modification of the Note has been accounted for as debt extinguishment and the issuance of a new debt instrument. Accordingly, in connection with extinguishment of the original debt, the Company recognized a $207,764 gain with a related party as an increase in additional paid-in capital in the consolidated statement of equity. The Note allows for the lender to secure a portion of the Company assets up to 200% of the

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face value of the note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2018. The outstanding face value of the Note shall increase by another 20% on January 1, 2019 and again on each one year anniversary of the Note until the Note has been paid in full. During 2016, the Company elected to convert $60,000 of principal and interest of the non-redeemable convertible note due to DC Design into 40,000 shares of common stock of the Company. During 2018, the Company elected to convert $156,000 of principal and interest of a non-redeemable convertible note due to DC Design into 12,080,000 shares of common stock of the Company. These conversions resulted in a loss on debt settlement of $385,200 due to the requirement to record the share issuance at fair value on the date the shares were issued. The consolidated statement of operations includes interest expense of $29,821 and $26,173 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $22,923 (face value of $22,923 less $0 unamortized discount) and $149,102 (face value of $149,102 less $0 unamortized discount), respectively.

On January 8, 2018, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd., to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $14,930 issued by the Company during the period of June 2014 and December 2017. The issue price of the Note is $14,930 with a face value of $17,916 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $2,986 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $17,916 (face value of $17,916 less $0 unamortized discount) and $0, respectively.

On January 8, 2018, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk, to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $244,065 issued by the Company during the period of July 2014 and December 2017. The issue price of the Note is $244,065 with a face value of $292,878 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $48,813 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $292,879 (face value of $292,879 less $0 unamortized discount) and $0, respectively.

On April 12, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $45,000 issued by the Company during the period of March 19, 2018 to April 12, 2018. The issue price of the Note is $45,000 with a face value of $54,000 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $9,000 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $54,000 (face value of $54,000 less $0 unamortized discount) and $0, respectively.

On May 10, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $35,000 issued by the Company on May 9, 2018. The issue price of the Note is $35,000 with a face value of $42,000 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $7,000 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $42,000 (face value of $42,000 less $0 unamortized discount) and $0, respectively.

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On September 13, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $40,000 issued by the Company during the period of July 10 to September 13, 2018. The issue price of the Note is $40,000 with a face value of $48,000 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $8,000 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $48,000 (face value of $48,000 less $0 unamortized discount) and $0, respectively.

NOTE 4 - NOTES PAYABLE

As of December 31, 2018 and 2017, notes payable due to Stuart Turk, Jordan Turk and The Cellular Connection Limited, a corporation controlled by Stuart Turk, totaling $127,853 and $258,995, respectively, were outstanding. The balances are non-interest bearing, unsecured and have no specified terms of repayment.

NOTE 5 – DUE TO RELATED PARTY

As of December 31, 2018 and 2017, advances of $52,671 and $41,734, respectively, were due to Nadav Elituv, the Company's Chief Executive Officer. The balance is non-interest bearing, unsecured and have no specified terms of repayment.

Employment Agreements

On July 1, 2016, the Company executed an employment agreement for the period from July 1, 2016 to June 30, 2017 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 15 shares of Common Stock of the Company with a fair value of $1,500 ($100.00 per share) and an annual salary of $360,000 payable monthly on the first day of each month from available funds.

On July 1, 2017, the Company executed an employment agreement for the period from July 1, 2017 to June 30, 2018 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 20,000 shares of Common Stock of the Company with a fair value of $926,000 ($46.30 per share).

On September 10, 2018, the Company executed an employment agreement for the period from July 1, 2018 to June 30, 2019 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 50,000,000 shares of Common Stock of the Company and an annual salary of $151,200 payable monthly on the first day of each month from available funds.

Stock-based compensation – salaries expense related to these employment agreements for the years ended December 31, 2018 and 2017 is $1,410,174 and $463,750, respectively. Stock-based compensation – salaries expense is recognized ratably over the requisite service period. At December 31, 2018, 18,532,423 shares of common stock under the September 10, 2018 employment agreement has not vested.

NOTE 6 - INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2018	2017
Net loss before income taxes per consolidated financial statements	$(8,096,408)	$(877,867)
Income tax rate	21%	35%
Income tax recovery	(1,700,300)	(307,300)
Non-deductible share-based payments	662,800	162,300
Non-deductible interest	22,800	10,100
Loss on settlement of debt	732,600	—
Valuation allowance change	282,100	134,900
Income tax expense (recovery)	$—	$—

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The significant component of deferred income tax assets at December 31, 2018 and 2017 is as follows:

	2018	2017
Net operating loss carry-forward	$588,900	$306,800
Valuation allowance	(588,900)	(306,800)
Net deferred income tax asset	$—	$—

During the ended December 31, 2017, the deferred tax asset was decreased by $201,400 for the reduction in the enacted U.S Federal corporate tax rate from 35% in 2017 to 21% in 2018.

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2018 and 2017 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2018 and 2017 and no interest or penalties have been accrued as of December 31, 2018 and 2017. As of December 31, 2018 and 2017, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2009 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 7 - STOCKHOLDERS' EQUITY

The Company is authorized to issue an aggregate of 3,000,000,000 common shares with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.0001 per share. On August 6, 2013, the Company filed a Certificate of Designation with the Delaware Secretary of State thereby designating two hundred thousand (200,000) shares as Series A Convertible Preferred Stock. No preferred shares have been issued.

On August 20, 2018, pursuant to stockholder consent, our Board of Directors authorized an amendment (the "Amendment") to our Certificate of Incorporation, as amended, to affect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.0001, on a 1 for 500 basis (the "Reverse Stock Split"). We filed the Amendment with the Delaware Secretary of State on August 27, 2018. On September 7, 2018 the Financial Industry Regulatory Authority, Inc. notified us that the Reverse Stock Split would take effect on September 10, 2018 (the "Effective Date"). All common stock share and per-share amounts for all periods presented in these consolidated financial statements have been adjusted retroactively to reflect the reverse stock split.

During 2018, the Company elected to convert $162,900 of principal and interest of non-redeemable convertible notes into 35,172,000 shares of common stock of the Company valued at $3,651,300. The conversions resulted in a loss on settlement of debt of $3,488,400.

On February 7, 2018, the Company issued 50,000 shares of common stock valued at $190,000 ($3.80 per share) to settle accrued liabilities for salary of $180,000 and shares to be issued of $10,000 due to the Nadav Elituv, the Chief Executive Officer of the Company.

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On May 22, 2018, the Company issued 17,431 shares of common stock to settle shares to be issued (stock payable) valued at $922,218, which has been recorded over the contract period ended June 30, 2018, for stock based compensation due to the Nadav Elituv, the Chief Executive Officer of the Company.

On May 22, 2018, the Company issued 25,607 shares of common stock valued at $57,618 ($2.25 per share) for accounts payable of $57,618.

On June 26, 2018, the Company issued 120,000 shares of common stock valued at $294,000 ($2.45 per share) for the services to be provided in a period of June 26, 2018 to December 31, 2018.

On September 10, 2018, the Company issued 20,000,000 shares of common stock valued at $602,000 ($0.0301 per share) to the Nadav Elituv, the Chief Executive Officer of the Company for officer compensation.

On September 10, 2018, the Company issued 16,000,000 shares of common stock valued at $481,600 ($0.0301 per share) to the Brandon Milner, a Director of the Company.

On September 10, 2018, the Company issued 18,000,000 shares of common stock valued at $541,800 ($0.0301 per share) for the services to be provided in a period of September 10, 2018 to December 31, 2018.

On September 10, 2018, the Company issued 20,000,000 shares of common stock valued at $602,000 ($0.0301 per share) for the services to be provided in a period of September 10, 2018 to September 10, 2019.

On September 10, 2018, the Company issued 42,000,000 shares of common stock valued at $1,264,200 ($0.0301 per share) for the consulting services.

Shares to be issued

As at December 31, 2018 and 2017, the Company had total shares to be issued for 11,467,577 shares of common stock and 10,062 shares of common stock, respectively, for stock-based compensation –salaries (see Note 5).

2015 Stock Option Plan

On April 28, 2015, the Board of Directors of the Company approved of the Company’s 2015 Stock Option Plan (the “2015 Plan”) to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. Under the plan, a total of 1,000 shares of authorized common stock have been reserved for issuance pursuant to grants approved by the Board of Directors. The plan requires stock options to have a maximum term of ten years and may be subject to certain vesting requirements. Stock options are to be priced at no less than 70% of the market value of the Company's common stock on the option's grant date. If a grant to a person who own shares representing more than 10% of the voting power of all classes of shares of the Company, stock options are to be priced at no less than 100% of the market value of the Company's common stock on the option's grant date. No stock options have been granted since the inception of the 2015 Plan. During the years ended December 31, 2016 and 2015, awards for 433 shares of common stock were granted and on December 31, 2018 a total of 567 shares of common stock were available for grant. At December 31, 2018 and 2017, there were no outstanding stock awards.

NOTE 8 – SUBSEQUENT EVENTS

License

On January 17, 2019, the Company entered into an agreement to purchase a 100% interest in the Colombian License held by Plantro Inc S.A.S. The transaction is subject to the Purchaser’s satisfaction that it can acquire the License free and clear of all encumbrances, completion of due diligence, receipt of any third-party consents and there being no material adverse change in the License. The Company agreed to pay 10,000,000 (Ten Million) Restricted common shares of Two Hands Corporation and pay a Royalty of 15% of net income, calculated in accordance with US GAAP, earned from the License to Plantro Inc S.A.S. The Transaction was expected to close on February 15, 2019. On February 27, 2019, the Company announced the closing of the Transaction was extended to the week of April 4, 2019 to satisfy conditions placed on Plantro Inc S.A.S.

Non-redeemable Convertible Notes

On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $106,968 issued by the Company during the period of January 3, 2018 to December 28, 2018. The issue price of the Note is $106,968 with a face value of $128,362 and the Note has a maturity date of December 31, 2019. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2020. The outstanding face value of the Note shall increase by another 20% on January 1, 2021 and again on each one year anniversary of the Note until the Note has been paid in full.

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On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd. to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $20,885 issued by the Company during the period of January 23, 2018 to October 16, 2018. The issue price of the Note is $20,885 with a face value of $25,062 and the Note has a maturity date of December 31, 2019. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2020. The outstanding face value of the Note shall increase by another 20% on January 1, 2021 and again on each one year anniversary of the Note until the Note has been paid in full.

Convertible Note

On March 1, 2019, the Company entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund, LLC, (“Holder”) relating to the issuance and sale of a Senior Convertible Note (the “Note”) with an original principal amount of $200,000 less an original issue discount of $20,000 and transaction costs of $5,000 bearing a 7% annual interest rate and maturing September 1, 2020 for $175,000 in cash. The Note and accrued interest, at the option of the Holder, is convertible into common shares of the Company at $0.10 per share. After 180 days after the issue date, the Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at the lessor of (i) $0.10 per share or (ii) a variable conversion price calculated at 65% of the market price defined as the lowest trading price during the ten trading day period ending on the latest trading day prior to the conversion date. The Company may prepay the Note in cash, if repaid within 90 days of date of issue, at 115% of the original principal amount plus interest, between 90 days and 120 days at 120% of the original principal amount plus interest and between 120 days and 180 days at 130% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. In conjunction with the issuance of the Note, the Company issued 1,000,000 warrants with an exercise price of $0.20 and a term of two years. The warrants are subject to down round and other anti-dilution protections.

Common Stock

On February 25, 2019, the Company elected to convert $900 of principal and interest of a non-redeemable convertible note due to The Cellular Connection Ltd. into 9,000,000 shares of common stock of the Company valued at $765,000 ($0.085 per share) at a fixed conversion price of $0.0001 per share. The conversion resulted in a loss on settlement of debt of $764,100.

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TWO HANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
ASSETS	(Unaudited)

Current assets
Cash	$158,539	$2,729
Account receivable	2,809	—
Prepaid expense	273,189	424,745
Total current assets	434,537	427,474

Property and equipment, net	2,013	2,300

Total assets	$436,550	$429,774

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$80,350	$70,062
Non-redeemable convertible notes, net	645,217	489,610
Notes payable	62,239	127,853
Due to related party	118,378	52,671
Convertible note, net	1,151	—
Derivative liabilities	455,237	—
Total current liabilities	1,362,572	740,196

Total liabilities	1,362,572	740,196

Commitments and Contingencies	—	—

Stockholder's deficit
Preferred stock; $0.001 par value; 1,000,000 shares authorized, 0 issued and outstanding	—	—
Common stock; $0.0001 par value; 3,000,000,000 shares authorized, 161,199,289 and 152,199,289 shares issued and outstanding, respectively	16,120	15,220
Shares to be issued	630,546	345,174
Additional paid-in capital	32,617,154	31,880,054
Accumulated deficit	(34,189,842)	(32,550,870)
Total stockholders' deficit	(926,022)	(310,422)

Total liabilities and stockholders' deficit	$436,550	$429,774

The accompanying footnotes are an integral part of these financial statements.

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TWO HANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended March 31,
	2019	2018

Sales	$—	$170,852

Operating expenses
Bad debts	—	6,200
General and administrative	591,830	405,100
Total expenses	591,830	411,300

Loss from operations	(591,830)	(240,448)

Other income (expense)
Amortization of debt discount and interest expense	(29,805)	(20,135)
Loss on settlement of debt	(737,100)	(150,000)
Initial derivative expense	(274,717)	—
Change in fair value of derivative liabilities	(5,520)	—
Total other income (expense)	(1,047,142)	(170,135)

Net loss	$(1,638,972)	$(410,583)

Net loss per common share - basic and diluted	$(0.01)	$(0.47)

Weighted average number of common shares outstanding - basic and diluted	155,599,289	864,435

The accompanying footnotes are an integral part of these financial statements.

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TWO HANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the three months ended March 31, 2019 and 2018
(Unaudited)

	Preferred Stock		Common Stock		Shares	Additional		Total
	Shares	Amount	Shares	Amount	to be Issued	Paid-in Capital	Accumulated Deficit	Stockholders' Deficit
Balance, December 31, 2017	—	$—	812,435	$81	$469,218	$23,288,458	$(24,454,462)	$(696,705)

Common stock issued for stock payable	—	—	2,632	2	(10,000)	9,998	—	—
Common stock issued to settle accounts payables and accrued liabilities	—	—	47,368	5	—	179,995	—	180,000
Common stock issued for conversion of notes	—	—	40,000	4	—	151,996	—	152,000
Stock-based compensation - officer	—	—			231,500	—	—	231,500
Net loss	—	—			—	—	(410,583)	(410,583)
Balance, March 31, 2018	—	$—	902,435	$92	$690,718	$23,630,447	$(24,865,045)	$(543,788)

	Preferred Stock		Common Stock		Shares	Additional		Total
	Shares	Amount	Shares	Amount	to be Issued	Paid-in Capital	Accumulated Deficit	Stockholders' Deficit
Balance, December 31, 2018	—	$—	152,199,289	$15,220	$345,174	$31,880,054	$(32,550,870)	$(310,422)

Common stock issued for conversion of notes	—	—	9,000,000	900	—	737,100	—	738,000
Stock based compensation - consulting	—	—	—	—	8,000	—	—	8,000
Stock based compensation - officer	—	—	—	—	277,372	—	—	277,372
Net loss	—	—	—	—	—	—	(1,638,972)	(1,638,972)
Balance, March 31, 2019	—	$—	161,199,289	$16,120	$630,546	$32,617,154	$(34,189,842)	$(926,022)

The accompanying footnotes are an integral part of these financial statements.

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TWO HANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(1,638,972)	$(410,583)
Adjustments to reconcile net loss
to cash (used in) provided by operating activities
Depreciation and amortization	287	211
Bad debt	—	6,200
Stock-based compensation	285,372	231,500
Amortization of debt discount	29,805	20,135
Loss on settlement of debt	737,100	150,000
Initial derivative expense	274,717	—
Change in fair value of derivative liabilities	5,520	—
Change in operating assets and liabilities
Accounts receivable	(2,809)	(83,088)
Prepaid expense	151,555	—
Accounts payable and accrued liabilities	48,090	36,477
Net cash used in operating activities	(109,335)	(49,148)

Cash flow from financing activities
Advance by related party	33,085	19,474
Repayment of advances to related party	(5,179)	(37,850)
Proceeds from notes payable	62,239	60,151
Proceeds from convertible note	175,000	—
Net cash provided by financing activities	265,145	41,775

Net change in cash	155,810	(7,373)

Cash, beginning of the year	2,729	18,771

Cash, end of the year	$158,539	$11,398

Cash paid during the year
Interest paid	$—	$—
Income taxes paid	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Issue of shares to settle accounts payable and accrued liabilities	$—	$180,000
Issue of non-redeemable convertible notes to settle notes payable	$127,853	$258,995
Issue of shares to settle non-redeemable convertible notes	$900	$152,000
Issue of shares to settle shares to be issued	$—	$10,000
The accompanying footnotes are an integral part of these financial statements.

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TWO HANDS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) (the "Company") was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31.

From inception (April 3, 2009) until June 30, 2014 our business was a product development firm creating products designed, prototyped and produced in numerous industries including consumer and household goods, office products, furniture, and toys.

On March 1, 2012 the Company entered into a license agreement with Szar International, Inc. (dba Cigar & Spirits Magazine) (“Cigar & Spirits”). The agreement granted the Company the right to market the products of Cigar & Spirits including but not limited to the sales, promotion, and advertising vehicles of the Magazine. On July 8, 2013, The Company received written notice that Cigar & Spirits will cancel the license agreement on August 1, 2013.

Since July 1, 2014, our business is a research and product development firm. Over the past few years we have specialized in computer vision and gesture recognition technologies. We have leveraged our relationship with our product development team of programmers and designers to implement our vision for building a state of the art co-parenting application.

The Two Hands Application launched on July 25, 2018.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

The Company is also in the business of working with other independent contractors to build brand awareness campaigns for clients and their products. The Company provides assistance in building brand awareness for the products it sells through its internet website, out-of-home, mobile, online and other media outlets as required. Additionally, the Company develops the creative media to support the client’s media buys. The Company also assists Clients in developing and assisting in matters of developing brand strategies and discussions pertaining thereof. The Company executes and/or oversee the research, planning, pricing, creative development, tracking and deployment of all online and out-of-home advertising projects needed to promote client products and services.

On January 17, 2019, the Company entered into an agreement to purchase a 100% interest in the Colombian License held by Plantro Inc S.A.S. The transaction is subject to the Company’s satisfaction that it can acquire the License free and clear of all encumbrances, completion of due diligence, receipt of any third-party consents and there being no material adverse change in the License. The Company has agreed to issue ten million (10,000,000) restricted shares of its common stock and pay a royalty of 15% of net income, calculated in accordance with US GAAP, earned from the License to Plantro Inc S.A.S. The transaction was originally expected to close on February 15, 2019. On February 27, 2019, the Company announced the closing of the transaction was extended to the week of April 4, 2019 to satisfy the conditions placed on Plantro Inc S.A.S. We currently believe that the transaction will close by the end of the second quarter of 2019.

The operations of the business are carried on by a 100% owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements of Two Hands Corporation have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the annual financial statements for the year ended December 31, 2018 of Two Hands Corporation in our Form 10-K filed on April 1, 2019.

The interim financial statements present the balance sheets, statements of operations and cash flows of Two Hands Corporation. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2019 and the results of operations and cash flows presented herein have been included in the financial statements. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

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Reclassification

On the condensed consolidated statements of operations for the three months ended March 31, 2018, stock-based compensation – salaries of $231,500 and general and administration expense of $173,600 previously reported separately were combined and reported as general and administration expense of $405,100.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the three months ended March 31, 2019, the Company incurred a net loss of $1,638,972 and used cash in operating activities of $109,335, and at March 31, 2019, had a stockholders’ deficit of $926,022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The Company will be dependent upon the raising of additional capital through placement of its common stock in order to implement its business plan. There can be no assurance that the Company will be successful in this situation. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might result from this uncertainty. We are currently funding our operations by way of cash advances from our Chief Executive Officer, note holders, shareholders and others; however, we do not have any oral or written agreements with them or others to loan or advance funds to us. There can be no assurances that we will be able to receive loans or advances from them or other persons in the future.

PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, I8 Interactive Corporation. All intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense when incurred, while renewals and betterments that materially extend the life of an asset are capitalized.

The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized in the results from operations. Depreciation is provided over the estimated useful lives of the assets, which are as follows:

Computer equipment	50% declining balance over a three year useful life

In the year of acquisition, one half the normal rate of depreciation is provided.

REVENUE RECOGNITION

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which we determine revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which we expect to be entitled in exchange for those goods or services. ASC 606 requires us to apply the following steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, we satisfy the performance obligation.

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During the three months ended March 31, 2019 and 2018, the Company had revenue of $0 and $170,852, respectively. During 2018 100% of revenue was earned from one customer. The contract with this customer ended in November 2018. The Company recognized revenue from services provided for brand awareness campaigns for the client and their products. Revenue is recognized based on time spent on the project at an agreed upon hourly rate and as recoverable disbursements are incurred.

RESEARCH AND DEVELOPMENT COSTS

We incurred research and development costs primarily to the development of Two Hands gone application. Research and development costs are comprised primarily of contract labor and services.

Software development costs are included in research and development and are expensed as incurred. FASB ASC Topic 350 Intangibles—Goodwill and Other requires that software development costs incurred subsequent to reaching technological feasibility be capitalized, if material. If the process of developing a new product or major enhancement does not include a detailed program design, technological feasibility is determined only after completion of a working model. To date, the period between achieving technological feasibility and the general availability of such software has been short, and the software development costs qualifying for capitalization have been insignificant. The Company recorded research and development expense of $0 and $0 for the three months ended March 31, 2019 and 2018, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("FASB ASC") 740, Income Taxes. Under the assets and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

NET LOSS PER SHARE

Basic net income (loss) per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding for the period increased to include the number of additional common shares that would have been outstanding if potentially dilutive securities had been issued. At March 31, 2019 and 2018, we excluded the common stock issuable upon conversion of non-redeemable convertible notes, convertible notes, stock payable and warrants of 7,170,399,180 shares and 3,335,502,947 shares, respectively, as their effect would have been anti-dilutive.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in the Company’s functional currency which is the United States dollars. In accordance with FASB ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders' deficit, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

STOCK-BASED COMPENSATION

The Company accounts for stock incentive awards issued to employees and non-employees in accordance with FASB ASC 718, Stock Compensation. Accordingly, stock-based compensation is measured at the grant date, based on the fair value of the award. Stock-based awards to employees are recognized as an expense over the requisite service period, or upon the occurrence of certain vesting events. Additionally, stock-based awards to non-employees are expensed over the period in which the related services are rendered.

In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees subject to certain exceptions. The Company early adopted ASU 2018-07 with respect to grants of shares of common stock of the Company made in June 2018. The early adoption of ASU 2018-07 did not have a material impact on the consolidated financial statements.

Prior to the early adoption of ASU 2018-07 in June 2018, stock-based awards granted to non-employees were accounted for in accordance with ASU 505-50 – Equity-Based Payments to Non-Employees (“ASU 505-50”). ASU 505-50 measures stock-based compensation at either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is completed.

FAIR VALUE OF FINANCIAL INSTRUMENTS

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ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The Company’s financial instruments such as cash, accounts payable and accrued liabilities, non-redeemable convertible notes, notes payable and due to related parties are reported at cost, which approximates fair value due to the short-term nature of these financial instruments.

Derivative liabilities are measured at fair value on a recurring basis using Level 3 inputs.

The following table presents assets and liabilities that are measured and recognized at fair value as of March 31, 2019 on a recurring basis:

	Fair Value as of March 31, 2019
	Level 1	Level 2	Level 3
Derivative liability	$—	$—	$455,237

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The adoption of ASU 2016-02 on January 1, 2019 did not have a material impact since the Company on the date of adoption had short-term leases and elected not to apply the recognition requirement.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 – NON-REDEEMABLE CONVERTIBLE NOTES

On June 10, 2014, the Company agreed to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable issued to The Cellular Connection Ltd. during the period from February 22, 2013 to June 10, 2014 with a total carrying value $42,189. The issue price of the Note is $42,189 with a face value of $54,193 and the Note has an original maturity date of December 31, 2014 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. During the three months ended March 31, 2019, the Company elected to convert $900 of principal and interest into 9,000,000 shares of common stock of the Company at a fixed conversion prices of $0.0001 per share. This conversion resulted in a loss on debt settlement of $737,100 due to the requirement to record the share issuance at fair value on the date the shares were issued. The condensed consolidated statement of operations includes interest expense of $586 and $722 for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019 and December 31, 2018, the carrying amount of the Note is $11,578 (face value of $13,370 less $1,792 unamortized discount) and $11,892 (face value of $11,892 less $0 unamortized discount), respectively.

On September 1, 2016, Doug Clark, former Chief Executive Officer and related party, assigned the Side Letter Agreement (“Note”) dated June 10, 2014 with a total carrying value $382,016 to DC Design Inc. (“DC Design”). In addition on September 1, 2016, the Company entered into an amended Side Letter Agreement with DC Design to amend and add certain terms to the Side Letter Agreement and advances from the period from June 25, 2014 to December 24, 2014. Under the terms of the amended Side Letter Agreement, the issue price of the Note is $174,252 with an interest rate 20% per annum and an original maturity date of December 31, 2017 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.003 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the note. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $1,130 and $7,353 for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019 and December 31, 2018, the carrying amount of the Note is $24,054 (face value of $27,508 less $3,454 unamortized discount) and $22,923 (face value of $22,923 less $0 unamortized discount), respectively.

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On January 8, 2018, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd., to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $14,930 issued by the Company during the period of June 2014 and December 2017. The issue price of the Note is $14,930 with a face value of $17,916 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $874 and $693 for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019 and December 31, 2018, the carrying amount of the Note is $18,790 (face value of $21,499 less $2,709 unamortized discount) and $17,916 (face value of $17,916 less $0 unamortized discount), respectively.

On January 8, 2018, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk, to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $244,065 issued by the Company during the period of July 2014 and December 2017. The issue price of the Note is $244,065 with a face value of $292,878 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $14,443 and $11,317 for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019 and December 31, 2018, the carrying amount of the Note is $307,322 (face value of $351,454 less $44,132 unamortized discount) and $292,879 (face value of $292,879 less $0 unamortized discount), respectively.

On April 12, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $45,000 issued by the Company during the period of March 19, 2018 to April 12, 2018. The issue price of the Note is $45,000 with a face value of $54,000 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $2,663 and $0 for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019 and December 31, 2018, the carrying amount of the Note is $56,663 (face value of $64,800 less $8,137 unamortized discount) and $54,000 (face value of $54,000 less $0 unamortized discount), respectively.

On May 10, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $35,000 issued by the Company on May 9, 2018. The issue price of the Note is $35,000 with a face value of $42,000 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $2,071 and $0 for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019 and December 31, 2018, the carrying amount of the Note is $44,071 (face value of $50,400 less $6,329 unamortized discount) and $42,000 (face value of $42,000 less $0 unamortized discount), respectively.

On September 13, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $40,000 issued by the Company during the period of July 10 to September 13, 2018. The issue price of the Note is $40,000 with a face value of $48,000 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $2,367 and $0 for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019 and December 31, 2018, the carrying amount of the Note is $50,367 (face value of $57,600 less $7,233 unamortized discount) and $48,000 (face value of $48,000 less $0 unamortized discount), respectively.

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On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $106,968 issued by the Company during the period of January 3, 2018 to December 28, 2018. The issue price of the Note is $106,968 with a face value of $128,362 and the Note has an original maturity date of December 31, 2019 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2020. The outstanding face value of the Note shall increase by another 20% on January 1, 2021 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $3,779 and $0 for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019 and December 31, 2018, the carrying amount of the Note is $110,747 (face value of $128,362 less $17,615 unamortized discount) and $0, respectively.

On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd. to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $20,885 issued by the Company during the period of January 23, 2018 to October 16, 2018. The issue price of the Note is $20,885 with a face value of $25,062 and the Note has an original maturity date of December 31, 2019 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2020. The outstanding face value of the Note shall increase by another 20% on January 1, 2021 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $740 and $0 for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019 and December 31, 2018, the carrying amount of the Note is $21,625 (face value of $25,062 less $3,437 unamortized discount) and $0, respectively.

NOTE 4 – NOTES PAYABLE

As of March 31, 2019 and December 31, 2018, notes payable due to Stuart Turk, Jordan Turk and The Cellular Connection Limited, a corporation controlled by Stuart Turk, totaling $62,239 and $127,853, respectively, were outstanding. The balances are non-interest bearing, unsecured and have no specified terms of repayment.

NOTE 5 – CONVERTIBLE NOTE

On March 1, 2019, the Company entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund, LLC, (“Holder”) relating to the issuance and sale of a Senior Convertible Note (the “Note”) with an original principal amount of $200,000 less an original issue discount of $20,000 and transaction costs of $5,000 bearing a 7% annual interest rate and maturing September 1, 2020 for $175,000 in cash. The Note and accrued interest, at the option of the Holder, is convertible into common shares of the Company at $0.10 per share. After 180 days after the issue date, the Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at the lessor of (i) $0.10 per share or (ii) a variable conversion price calculated at 65% of the market price defined as the lowest trading price during the ten trading day period ending on the latest trading day prior to the conversion date. The Company may prepay the Note in cash, if repaid within 90 days of date of issue, at 115% of the original principal amount plus interest, between 90 days and 120 days at 120% of the original principal amount plus interest and between 120 days and 180 days at 130% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. At March 31, 2019, the Note was recorded at amortized cost of $1,152 comprising of principal of $200,000 plus accrued interest of $1,151 less debt discount of $199,999.

NOTE 6 - CONVERTIBLE PROMISSORY NOTE DERIVATIVE LIABILITY

The Senior Convertible Note with Firstfire Global Opportunities Fund, LLC with an issue date of March 1, 2019 was accounted for under ASC 815.  The variable conversion price is not considered predominately based on a fixed monetary amount settleable with a variable number of shares due to the volatility and trading volume of the Company’s common stock. The Company’s convertible promissory note derivative liabilities have been measured at fair value at March 1, 2019 and March 31, 2019 using the binomial model.

The inputs into the binomial models are as follows:

	March 1, 2019	March 31, 2019
Closing share price	$0.07	$0.08
Conversion price	$0.0364	$0.0423
Risk free rate	2.55%	2.40%
Expected volatility	403%	405%
Dividend yield	0%	0%
Expected life	1.51 years	1.42 years

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The fair value of the conversion option derivative liability is $380,919, of which $175,000 was recorded as a debt discount and the remainder of $205,919 was recorded as initial derivative expense, and $376,534 at March 1, 2019 and March 31, 2019, respectively. The decrease in the fair value of the conversion option derivative liability of $4,385 is recorded as a gain in the unaudited condensed consolidated statements of operations for the three months ended March 31, 2019.

NOTE 7 – WARRANT LIABILITY

In conjunction with the issuance of the Senior Convertible Note with Firstfire Global Opportunities Fund, LLC (the “Note”) on March 1, 2019, the Company issued 1,000,000 warrants with an exercise price of $0.20 and a term of two years. The warrants are subject to down round and other anti-dilution protections. The warrant is tainted and classified as a liability as a result of the issuance of the Note since there is a possibility during the life of the warrant the Company would not have enough authorized shares available if the warrant is exercised. The Company’s warrant liability has been measured at fair value at March 1, 2019 and March 31, 2019 using the binomial model.

The inputs into the binomial models are as follows:

	March 1, 2019	March 31, 2019
Closing share price	$0.07	$0.07
Exercise price	$0.20	$0.20
Risk free rate	2.27%	1.93%
Expected volatility	364%	370%
Dividend yield	0%	0%
Expected life	2.0 years	1.93 years

The fair value of the warrant liability is $68,798, which was recorded as initial derivative expense, and $78,703 at March 1, 2019 and March 31, 2019, respectively. The increase in the fair value of the warrant liability of $9,905 is recorded as a loss in the unaudited condensed consolidated statements of operations for the three months ended March 31, 2019.

NOTE 8 – RELATED PARTY TRANSACTIONS

As of March 31, 2019 and 2018, advances and accrued salary of $118,378 and $52,671, respectively, were due to Nadav Elituv, the Company's Chief Executive Officer. The balance is non-interest bearing, unsecured and have no specified terms of repayment.

Employment Agreements

On July 1, 2017, the Company executed an employment agreement for the period from July 1, 2017 to June 30, 2018 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 20,000 shares of Common Stock of the Company with a fair value of $926,000 ($46.30 per share).

On September 10, 2018, the Company executed an employment agreement for the period from July 1, 2018 to June 30, 2019 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 50,000,000 shares of Common Stock of the Company and an annual salary of $151,200 payable monthly on the first day of each month from available funds.

Stock-based compensation – salaries expense related to these employment agreements for the three months ended March 31, 2019 and 2018 is $277,372 and $231,500, respectively. Stock-based compensation – salaries expense is recognized ratably over the requisite service period. At March 31, 2019, 9,317,406 shares of common stock under the September 10, 2018 employment agreement has not vested.

NOTE 9 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue an aggregate of 3,000,000,000 common shares with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.0001 per share. On August 6, 2013, the Company filed a Certificate of Designation with the Delaware Secretary of State thereby designating two hundred thousand (200,000) shares as Series A Convertible Preferred Stock. No preferred shares have been issued.

During three months ended March 31, 2019, the Company elected to convert $900 of principal and interest of non-redeemable convertible notes into 9,000,000 shares of common stock of the Company valued at 738,000 ($0.082 per share). The conversions resulted in a loss on settlement of debt of $737,100.

Shares to be issued

As at March 31, 2019 and December 31, 2018, the Company had an obligation to issue 20,682,594 shares of common stock and 11,467,577 shares of common stock, respectively, for stock-based compensation –salaries (see Note 8). In addition, at March 31, 2019, the company had an obligation to issue 100,000 shares of common stock for stock based compensation – services.

2015 Stock Option Plan

On April 28, 2015, the Board of Directors of the Company approved of the Company’s 2015 Stock Option Plan (the “2015 Plan”) to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. Under the plan, a total of 1,000 shares of authorized common stock have been reserved for issuance pursuant to grants approved by the Board of Directors. The plan requires stock options to have a maximum term of ten years and may be subject to certain vesting requirements. Stock option are to be priced at no less than 70% of the market value of the Company's common stock on the option's grant date. If a grant to a person who own shares representing more than 10% of the voting power of all classes of shares of the Company, stock option are to be priced at no less than 100% of the market value of the Company's common stock on the option's grant date. No stock options have been granted since the inception of the 2015 Plan. During the years ended December 31, 2016 and 2015, awards for 433 shares of common stock were granted and on March 31, 2019 a total of 567 shares of common stock available for grant. At March 31, 2019, there were no outstanding stock awards.

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PART III – EXHIBITS

Index to Exhibit

Exhibit No.:	Description of Exhibit:	Filed as an Exhibit and Incorporated by Reference Herein:
EX1A-2A	Certificate of Incorporation filed with the Delaware Secretary of State on April 3, 2009	Exhibit 3.1 to Form S-1 (File No.: 333-167667) filed June 22, 2010
EX1A-2B	Certificate of Amendment filed with the Delaware Secretary of State on August 8, 2019	Exhibit 3.3 to Form 10-Q (File No.: 333-167667) filed August 14, 2013
EX1A-2C	Certificate of Amendment filed with the Delaware Secretary of State on July 27, 2016	Exhibit 3.1 to Form 8-K (File No.: 333-167667) filed September 1, 2016
EX1A-2D	Certificate of Amendment filed with the Delaware Secretary of State on August 27, 2018	Exhibit 3.1 to Form 8-K (File No.: 333-167667) filed September 10, 2018
EX1A-2G	Series A Convertible Preferred Stock Certificate of Designation filed with the Delaware Secretary of State on August 6, 2013	Exhibit 4.2 to Form 10-Q (File No.: 333-167667) filed August 14, 2013
EX1A-2H	Bylaws of the Registrant dated April 3, 2009	Exhibit 3.2 to Form S-1 (File No.: 333-167667) filed June 22, 2010
EX1A-4	Form of Subscription Agreement	Exhibit 1A-4 to Form 1-A (File No: 024-10985) filed April 10, 2019
EX1A-6A	Agreement between Plantro Inc S.A.S and the Company dated January 17, 2019	Exhibit 3.2 to Form 8-K (File No.: 333-167667) filed January 17, 2019
EX1A-6B	Assignment of Lease, between Plantro Inc S.A.S and Correa Senior Y Cia effective April 1, 2019	Exhibit 1A-6B to Form 1-A (File No: 024-10985) filed April 10, 2019
EX1A-6K	Employment Agreement, dated September 10, 2018, between Two Hands Corporation and Nadav Elituv	Exhibit 1A-6K to Form 1-A (File No: 024-10985) filed April 10, 2019
EX1A-11.1	Consent of Sadler, Gibb & Associates, LLC	Filed herewith
EX1A-11.2	Consent of Magri Law, LLC	Included in Exhibit 12
EX1A-12	Legal Opinion of Magri Law, LLC	Exhibit 1A-12 to Form 1-A (File No: 024-10985) filed April 10, 2019

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on May 31, 2019.

Two Hands Corporation

By: /s/ Nadav Elituv

Nadav Elituv

President, Secretary and Treasurer

(Principal Executive Officer)

(Principal Financial and Accounting Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadav Elituv Nadav Elituv	President, Secretary and Treasurer and Director (Principal Executive Officer) (Principal Financial and Accounting Officer)	May 31, 2019

/s/ Ryan Wilson Ryan Wilson	Director	May 31, 2019

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